``

                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                      1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Confidential, For Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[ ] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             SONIC AUTOMOTIVE, INC.
--------------------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------------------

    5) Total fee paid:

    ----------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  1) Amount Previously Paid:

    ----------------------------------------------------------------------------

  2) Form, Schedule or Registration Statement No.:

    ----------------------------------------------------------------------------

  3) Filing Party:

    ----------------------------------------------------------------------------

  4) Date Filed:

    ----------------------------------------------------------------------------

                          (SONIC AUTOMOTIVE INC. LOGO)



                       5401 EAST INDEPENDENCE BOULEVARD
                        CHARLOTTE, NORTH CAROLINA 28218







                                                               November 2, 1998



           Dear Stockholder:


              You are cordially invited to attend the Annual Meeting of Stockholders to be held at 10:00 a.m. on December 3, 1998, at the Speedway Club, located at the Charlotte Motor Speedway, Smith Tower, U.S. Highway 29 North, Concord, North Carolina. We look forward to greeting personally those stockholders who are able to attend.


              The accompanying formal Notice of Meeting and Proxy Statement describe the matters on which action will be taken at the meeting.


              Whether or not you plan to attend the Meeting on December 3rd, it is important that your shares be represented. To ensure that your vote will be received and counted, please sign, date and mail the enclosed proxy at your earliest convenience. Your vote is important regardless of the number of shares you own.



                                        On behalf of the Board of Directors
                                        Sincerely,




                                        /s/ O. BRUTON SMITH
                                        O. BRUTON SMITH
                                        CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                        VOTING YOUR PROXY IS IMPORTANT

                      PLEASE SIGN AND DATE YOUR PROXY AND
                  RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE



                            SONIC AUTOMOTIVE, INC.


                             --------------------
                               NOTICE OF MEETING
                             --------------------
                                                                  Charlotte, NC
                                                               November 2, 1998


     The Annual Meeting of Stockholders of Sonic Automotive, Inc. ("Sonic") will be held at the Speedway Club, located at the Charlotte Motor Speedway, Smith Tower, U.S. Highway 29 North, Concord, North Carolina on December 3, 1998, at 10:00 a.m., for the following purposes as described in the accompanying Proxy Statement:

   1. To elect three (3) directors.

   2. To consider and vote upon a proposal to amend the Sonic Employee Stock Purchase Plan to increase the authorized number of shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), issuable thereunder from 150,000 to 300,000.

   3. To consider and vote upon a proposal to approve the Sonic Formula Stock Option Plan for Independent Directors.

   4. To consider and vote upon a proposal to approve and ratify the issuance of up to an aggregate of 300,000 shares of Sonic's Class A Convertible Preferred Stock, par value $.10 per share (the "Preferred Stock").

   5. To ratify the appointment of Deloitte & Touche LLP as Sonic's independent public accountant for the fiscal year ending December 31, 1998.

   6. To transact such other business as may properly come before the meeting.


     Only holders of record of Sonic's Class A Common Stock, Class B Common Stock, par value $.01 per share (the "Class B Common Stock" and, together with Class A Common Stock, the "Common Stock") and Preferred Stock at the close of business on October 23, 1998 will be entitled to vote at such meeting.

     Whether or not you plan to attend the meeting, you are urged to complete, sign, date and return the enclosed proxy promptly in the envelope provided. Returning your proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

                                        THEODORE M. WRIGHT
                                        SECRETARY

IMPORTANT NOTE: To vote shares of Common Stock and Preferred Stock at the Annual Meeting (other than in person at the meeting), a stockholder must return a proxy. The return envelope enclosed with the proxy card requires no postage if mailed in the United States of America.

                            SONIC AUTOMOTIVE, INC.
                             -------------------
                                PROXY STATEMENT
                             -------------------
                                                               November 2, 1998


                                    GENERAL

INTRODUCTION

     The Annual Meeting of Stockholders of Sonic Automotive, Inc. ("Sonic") will be held on December 3, 1998 at 10:00 a.m., at the Speedway Club, located at the Charlotte Motor Speedway, Smith Tower, U.S. Highway 29 North, Concord, North Carolina (the "Annual Meeting"), for the purposes set forth in the accompanying notice. Only holders of record of Sonic's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), Class B Common Stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock") and Class A Preferred Stock, par value $.10 per share (the "Preferred Stock", and together with the Common Stock, the "Voting Stock") at the close of business on October 23, 1998 (the "Record Date") will be entitled to notice of, and to vote at, such meeting. This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at such meeting and at any and all adjournments thereof and is first being sent to stockholders on or about the date hereof. Proxies in the accompanying form, properly executed and duly returned and not revoked, will be voted at the meeting (including adjournments). Where a specification is made by means of the ballot provided in the proxies regarding any matter presented at the Annual Meeting, such proxies will be voted in accordance with such specification. If no specification is made, proxies will be voted (i) in favor of electing Sonic's three (3) nominees to the Board of Directors; (ii) in favor of the proposed amendment of the Sonic Employee Stock Purchase Plan, as adopted and approved on October 9, 1997 and thereafter amended (the "Employee Plan"); (iii) in favor of the proposed Sonic Formula Stock Option Plan for Independent Directors, as adopted by the Board of Directors on March 20, 1998 (the "Directors Plan"); (iv) in favor of the proposal to approve and ratify the issuance of up to an aggregate of 300,000 shares of Preferred Stock; (v) in favor of the proposal to ratify the appointment of Deloitte & Touche LLP as the principal independent auditors of Sonic and its subsidiaries (collectively, the "Company") for the fiscal year ending December 31, 1998, and (vi) in the discretion of the proxy holders on such other business as may properly come before the meeting. The Board of Directors currently knows of no other business that will be presented for consideration at the Annual Meeting.

     The Company's principal executive offices are located at 5401 East Independence Boulevard, Charlotte, NC. However, proxies should not be sent to that address, but to First Union National Bank of North Carolina, 1525 West W.T. Harris Boulevard, Mail Code 3C3, Charlotte, North Carolina 28288.

     This Proxy Statement is furnished by Sonic to stockholders of Sonic in connection with the upcoming Annual Meeting.


OWNERSHIP OF CAPITAL SECURITIES

     The following table sets forth certain information regarding the beneficial ownership of the Company's Voting Stock as of October 23, 1998, by
(i) each stockholder who is known to the Company to own beneficially five percent or more of each class of the outstanding Voting Stock, (ii) each director and nominee to the Board of Directors of Sonic, (iii) each executive officer of Sonic (including the Chief Executive Officer), and (iv) all directors and executive officers of Sonic as a group. Holders of Class A Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders of the Company. Holders of Class B Common Stock are entitled to ten votes per share on all matters submitted to a vote of the stockholders, except that the Class B Common Stock is entitled to only one vote per share with respect to any transaction proposed or approved by the Board of Directors of the Company or proposed by all the holders of the Class B Common Stock or as to which any holder of Class B Common Stock (the "Smith Group") or any affiliate thereof has a material financial interest other than as a then existing stockholder of the Company constituting a (a) "going private" transaction (as defined herein), (b) disposition of substantially all of the Company's assets, (c) transfer resulting in a change in the nature of the Company's business, or (d) merger or consolidation in which current holders of Common Stock would own less than 50% of the Common Stock following such transaction. In the event of any transfer outside of the Smith Group or the Smith Group holds less than 15% of the total number of shares of Common Stock outstanding, such transferred shares or all shares, respectively, of Class B Common Stock will automatically convert into an equal number of shares of Class A Common Stock. Holders of Preferred Stock are entitled to one vote per each share of Class A Common Stock into which such Preferred Stock is convertible into as of the Record Date of the Annual Meeting on all matters submitted to a vote of the stockholders of the Company. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned by him or it as set forth opposite his or its name subject to community property laws where applicable.



                                            NUMBER OF                     NUMBER OF
                                            SHARES OF     PERCENTAGE OF   SHARES OF
                                             CLASS A       OUTSTANDING     CLASS B
                                              COMMON         CLASS A        COMMON
                                              STOCK           COMMON        STOCK
BENEFICIAL OWNER                              OWNED           STOCK         OWNED
---------------------------------------- --------------- --------------- -----------
O. Bruton Smith (2)(3) .................          --             --       5,476,250
Sonic Financial Corporation (2) ........          --             --       4,440,625
Bryan Scott Smith (2) ..................      33,292(4)           *         478,125
Nelson E. Bowers, II ...................      26,438(5)           *              --
Theodore M. Wright .....................      12,729(6)           *              --
William R. Brooks ......................      10,000(7)           *              --
William P. Benton ......................      10,000(7)           *              --
William I. Belk ........................      10,000(7)           *              --
Citicorp (8)(10) .......................     500,000           8.95%             --
Citibank, N.A. (9)(10) .................     500,000           8.95%             --
Wellington Management Company,
 LLP (11)(13) ..........................     497,000           8.89%             --
Wellington Trust Company, N.A.
 (12)(13) ..............................     308,300           5.52%             --
Scott Fink (14) ........................          --             --              --
Michael S. Cohen (15) ..................          --             --              --
Dan E. Hatfield (16) ...................          --             --              --
Bud C. Hatfield (16) ...................          --             --              --
Century Auto Sales, Inc. (17) ..........          --             --              --
Aldo B. Paret (18) .....................          --             --              --
Frank McGough (19) .....................          --             --              --
Dennis D. Higginbotham (20) ............     485,294           8.68%             --
All directors and executive officers
 as a group (8 persons) (1) ............     587,753          10.51       5,954,375



                                          PERCENTAGE OF   NUMBER OF                   PERCENTAGE
                                           OUTSTANDING    SHARES OF   PERCENTAGE OF     OF ALL
                                             CLASS B      PREFERRED    OUTSTANDING    OUTSTANDING
                                              COMMON        STOCK       PREFERRED       VOTING
BENEFICIAL OWNER                              STOCK         OWNED         STOCK        STOCK (1)
---------------------------------------- --------------- ----------- --------------- ------------
O. Bruton Smith (2)(3) .................       88.33%           --           --          46.35%
Sonic Financial Corporation (2) ........       71.62%           --           --          37.58%
Bryan Scott Smith (2) ..................        7.71%           --           --           4.32%
Nelson E. Bowers, II ...................          --            --           --              *
Theodore M. Wright .....................          --            --           --              *
William R. Brooks ......................          --            --           --              *
William P. Benton ......................          --            --           --              *
William I. Belk ........................          --            --           --              *
Citicorp (8)(10) .......................          --            --           --           4.23%
Citibank, N.A. (9)(10) .................          --            --           --           4.23%
Wellington Management Company,
 LLP (11)(13) ..........................          --            --           --           4.21%
Wellington Trust Company, N.A.
 (12)(13) ..............................          --            --           --           2.61%
Scott Fink (14) ........................          --         1,980         7.32%             *
Michael S. Cohen (15) ..................          --         1,980         7.32%             *
Dan E. Hatfield (16) ...................          --         3,750        18.68%             *
Bud C. Hatfield (16) ...................          --         8,971        33.15%             *
Century Auto Sales, Inc. (17) ..........          --        2,166.5        8.01%             *
Aldo B. Paret (18) .....................          --         2,313         8.55%             *
Frank McGough (19) .....................          --        4,194.3       15.50%             *
Dennis D. Higginbotham (20) ............          --            --           --           4.11%
All directors and executive officers
 as a group (8 persons) (1) ............       96.04%           --           --          55.36%

---------
     * Less than one percent

(1) The percentage of total voting power is as follows: O. Bruton Smith, 79.18%, Sonic Financial Corporation, 64.21%. Bryan Scott Smith, 6.96%, and Citicorp, Citibank, N.A., Wellington Management Company, LLP, Wellington Trust Company, N.A., Century Auto Sales, Inc., and Messrs. Bowers, Wright, Brooks, Benton, Belk, Fink, Cohen, Dan E. Hatfield, Bud C. Hatfield, Paret, McGough and Higginbotham, less than 1%.

(2) The address of such person or group is 5401 East Independence Boulevard, Charlotte, North Carolina 28218.

(3) The Schedule 13D filed by the beneficial owner indicates that the shares of Common Stock shown as owned by such person or group include all of the shares shown as owned by Sonic Financial Corporation ("Sonic Financial") elsewhere in the table. Mr. Smith owns the substantial majority of Sonic Financial's outstanding capital stock.

(4) Represents one-third of 99,875 shares that underlie options to purchase shares of Class A Common Stock granted by the Company pursuant to the Company's 1997 Stock Option Plan, which became exercisable in three equal annual installments beginning in October 1998.

(5) Represents one-third of 79,313 shares that underlie options to purchase shares of Class A Common Stock granted by the Company pursuant to the Company's 1997 Stock Option Plan, which became exercisable in three equal annual installments beginning in October 1998.

(6) Represents one-third of 38,188 shares that underlie options to purchase shares of Class A Common Stock granted by the Company pursuant to the Company's 1997 Stock Option Plan, which became exercisable in three equal annual installments beginning in October 1998.

(7) Represents 10,000 shares that underlie options to purchase shares of Class A Common Stock granted by the Company pursuant to the Directors Plan, which become exercisable in December 1998, subject to stockholder approval of the Directors Plan. For additional information concerning options granted to the Company's independent directors, see "Proposed Adoption of the Directors Plan" below.

(8) The Schedule 13D filed by the beneficial owner indicates that the shares of Common Stock shown as owned by such entity or group include all the shares shown as owned by Citibank, N.A. elsewhere in the table. Citicorp owns all of the outstanding capital stock of Citibank, N.A.

(9) The Schedule 13D filed by the beneficial owner indicates that Citibank, N.A. has sole voting power as to 72,000 shares of the 500,000 shares shown with no voting power as to the remainder and has shared dispositive power over all 500,000 shares.

(10) The address of such entity is 399 Park Avenue, New York, New York 10043.

(11) The Schedule 13D filed by the beneficial owner indicates that Wellington Management Company has shared voting power as to 223,700 shares of the 497,000 shares shown with no voting power as to the remainder and has shared dispositive power over all 497,000 shares.

(12) The Schedule 13D filed by the beneficial owner indicates that Wellington Trust Company, N.A. has shared voting power as to 84,600 shares of the 308,300 shares shown with no voting power as to the remainder and has shared dispositive power over all 308,300 shares.

(13) The address of such entity is 75 State Street, Boston, Massachusetts 02109.

(14) The address of such person is 3030 Turtle Brooke, Clearwater, Florida
     33761.

(15) The address of such person is 49 Rolling Hill Lane, Old Westbury, New York 11568.

(16) The address of such person is 1500 Automall Drive, Columbus, Ohio 43228.

(17) The address of such entity is 2323 Laurens Road, Greenville, South Carolina 29607.

(18) The address of such person is 4615 Southwest Freeway, Suite 600, Houston, Texas 77027.

(19) The address of such person is 711 Eastern Blvd., Montgomery, Alabama
     36117.

(20) The address of such person is 104 South Riverside Dr., New Smyrna Beach, FL 32168.


NUMBER OF SHARES OUTSTANDING AND VOTING

     Sonic currently has authorized under its Amended and Restated Certificate of Incorporation 50,000,000 shares of Class A Common Stock, of which 5,588,888 shares are currently issued and outstanding and entitled to be voted at the Annual Meeting, and 15,000,000 shares of Class B Common Stock, of which 6,200,000 shares are currently issued and outstanding and entitled to be voted at the Annual Meeting. In addition, Sonic currently has authorized under its Amended and Restated Certificate of Incorporation 3,000,000 shares of preferred stock, par value $.10 per share, of which 27,058.8 shares of Preferred Stock are currently issued and outstanding and entitled to be voted at the Annual Meeting. At the meeting, holders of Class A Common Stock will have one vote per share, holders of Class B Common Stock will have ten votes per share, and holders of Preferred Stock will have one vote per each share of Class A Common Stock into which such Preferred Stock is convertible as of the record date of the Annual Meeting, or an aggregate total of 1,571,998 votes attributable to such outstanding Preferred Stock. A quorum being present, directors will be elected by majority vote, and the actions proposed in the remaining items referred to in the accompanying Notice of Meeting will become effective if a majority of the votes cast by shares entitled to vote on the subject matter is cast in favor thereof. Abstentions and broker non-votes will not be counted in determining the number of shares voted for any director-nominee or for any proposal.

     A holder of Voting Stock who signs a proxy card may withhold votes as to any director-nominee by writing the name of such nominee in the space provided on the proxy card.


REVOCATION OF PROXY

     Stockholders who execute proxies may revoke them at any time before they are exercised by delivering a written notice to Theodore M. Wright, the Secretary of Sonic, either at the Annual Meeting or prior to the meeting date at the Company's offices at 5401 East Independence Boulevard, Charlotte, North Carolina 28218, by executing and delivering a later-dated proxy, or by attending the meeting and voting in person.


EXPENSES OF SOLICITATION

     The Company will pay the cost of solicitation of proxies, including the cost of assembling and mailing this Proxy Statement and the materials enclosed herewith. In addition to the use of the mails, proxies may be solicited personally, or by telephone or telegraph, by corporate officers and employees of the Company without additional compensation. The Company intends to request brokers and banks holding stock in their names or in the names of nominees to solicit proxies from their customers who own such stock, where applicable, and will reimburse them for their reasonable expenses of mailing proxy materials to their customers.

1999 STOCKHOLDER PROPOSALS

     In order for stockholder proposals intended to be presented at the 1999 Annual Meeting of Stockholders to be eligible for inclusion in the Company's proxy statement and the form of proxy for such meeting, they must be received by the Company at its principal offices in Charlotte, North Carolina no later than January 31, 1999.


                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS OF SONIC

     Directors of Sonic are elected at the Annual Meetings of stockholders of Sonic to serve staggered terms of three years and until their successors are elected and qualified. The Board of Directors of Sonic currently consists of seven (7) directors, three of whom must be elected at the Annual Meeting.

     It is intended that the proxies in the accompanying form will be voted at the meeting for the election to the Board of Directors of the following nominees, each of whom has consented to serve if elected: William P. Benton, William I. Belk and Bryan Scott Smith, each to serve a three year term until the 2001 Annual Meeting of Stockholders and until his successor shall be elected and shall qualify, except as otherwise provided in Sonic's Amended and Restated Certificate of Incorporation and Bylaws. All of the nominees are presently directors of Sonic. If for any reason any nominee named above is not a candidate when the election occurs, it is intended that proxies in the accompanying form will be voted for the election of the other nominees named above and may be voted for any substitute nominee or, in lieu thereof, the Board of Directors may reduce the number of directors in accordance with Sonic's Amended and Restated Certificate of Incorporation and Bylaws.

     The name, age, present principal occupation or employment and the material occupations, positions, offices or employments for the past five years of each Sonic director, director-nominee, and executive officer are set forth below.

     O. BRUTON SMITH, 71, has been the Chairman, Chief Executive Officer and a director of the Company since its organization in 1997 and presently is the controlling stockholder of the Company through his direct and indirect ownership of Class B Common Stock. Mr. Smith has been the president and controlling stockholder of Sonic Financial since its formation, which presently owns a controlling interest in the Company's Common Stock and which previously owned a controlling interest in several of the Company's predecessor dealership companies. Mr. Smith owned a controlling interest in Town and Country Toyota until its acquisition by the Company in 1997. Mr. Smith currently is, and since their acquisition by the Company has been, a director and the president of each of the Company's dealerships. Mr. Smith has worked in the retail automobile industry since 1966. His term as a director of the Company will expire at the annual meeting of stockholders of the Company to be held in 2000. Mr. Smith is also the chairman and chief executive officer, a director and controlling shareholder, either directly or through Sonic Financial, of Speedway Motorsports, Inc. ("SMI") (NYSE symbol: TRK) and is also the executive officer and a director of each of SMI's operating subsidiaries. Among other things, SMI owns and operates the following NASCAR racetracks: Atlanta Motor Speedway, Bristol Motor Speedway, Charlotte Motor Speedway, Sears Point Raceway and Texas Motor Speedway. Under his employment agreement with the Company, Mr Smith is required to devote approximately 50% of his business time to the Company's business.

     BRYAN SCOTT SMITH, 31, has been the President and Chief Operating Officer of the Company since April 1997, and a director of the Company since its organization in 1997. Mr. Smith also serves as the executive officer and a director or manager, as the case may be, of each of the Company's subsidiaries. Mr. Smith, who is the son of Bruton Smith, has been the Vice President since 1993 and was a minority owner of Town & Country Ford until its acquisition by the Company in 1997. Mr. Smith joined one of the Company's predecessor entities in January 1991 on a full-time basis as an assistant used car manager. In August of 1991, Mr. Smith became the used car manager at Town & Country Ford. Mr. Smith was promoted to General Manager of Town & Country Ford in November 1992 where he remained until his appointment to President and Chief Operating Officer of the Company in April of 1997. Mr. Smith is standing for election as a director of the Company at the Annual Meeting.

     DENNIS D. HIGGINBOTHAM, 47, has been the President of Retail Operations of the Company since September 1998. Prior to joining the Company, Mr. Higginbotham owned a controlling interest in, and served as the president of, Higginbotham Chevrolet-Oldsmobile (from 1976 until September 1998), Halifax Ford-Mercury (from 1987 until September 1998) and Higginbotham Automobiles (from 1995 until September 1998), each of which was acquired by the Company in September 1998. Mr. Higginbotham has worked in the automobile industry since 1965.

     NELSON E. BOWERS, II, 53, became the Executive Vice President and a director of the Company in December 1997. Mr. Bowers also serves as an executive officer and a director of certain of the Company's subsidiaries. Mr. Bowers owned a controlling interest in the dealerships that were the subject of an acquisition by the Company in 1997, and has worked in the retail automobile industry since 1974. Mr. Bowers has served on national dealer councils for BMW and Volvo and has owned and operated dealerships since 1979. Several of the dealerships previously owned by Mr. Bowers have been awarded the highest awards available from manufacturers for customer satisfaction. Mr. Bowers' term as a director of the Company will expire at the annual meeting of stockholders to be held in 1999.

     THEODORE M. WRIGHT, 36, has been the Chief Financial Officer, Vice President-Finance, Treasurer and Secretary of the Company since April 1997, and a director of the Company since June 1997. Before joining the Company, Mr. Wright was a Senior Manager and in charge of the Columbia, South Carolina office of Deloitte & Touche LLP. Prior to joining the Columbia office, Mr. Wright was a Senior Manager in Deloitte & Touche LLP's National Office, Accounting Research and SEC Services Departments from 1994 to 1995. From 1992 to 1994 Mr. Wright was an audit manager with Deloitte & Touche LLP. Mr. Wright's term as a director of the Company will expire at the annual meeting of stockholders to be held in 1999.

     WILLIAM R. BROOKS, 48, has been a director of the Company since its formation. Mr. Brooks also served as the Company's Treasurer, Vice President and Secretary from its organization in February 1997 to April 1997 when Mr. Wright was appointed to those positions. Since December 1994, Mr. Brooks has been the Vice President, Treasurer, Chief Financial Officer and a director of SMI. Mr. Brooks also serves as an executive officer and a director for various operating subsidiaries of SMI. Before the formation of SMI in December 1994, Mr. Brooks was a Vice President of Charlotte Motor Speedway and a Vice President and a director of Atlanta Motor Speedway. Mr. Brooks joined Sonic Financial from Price Waterhouse in 1983. At Sonic Financial, he was promoted from Manager to Controller in 1985 and again to Chief Financial Officer in 1989. Mr. Brooks' term as a director of the Company will expire at the annual meeting of stockholders to be held in 2000.

     WILLIAM P. BENTON, 74, became a director of the Company in December 1997. Since January 1997, Mr. Benton has been the Executive Director of Ogilvy & Mather, a world-wide advertising agency. Mr. Benton has been a director of Speedway Motorsports, Inc. since February 1995 and a director of Allied Holdings, Inc. since February 1998. He is also a consultant to the Chairman and Chief Executive Officers of TI Group and Allied Holdings, Inc. Prior to his appointment at Ogilvy & Mather, Mr. Benton served as Vice Chairman of Wells, Rich, Greene/BDDP, Inc., an advertising agency with offices in New York and Detroit. Mr. Benton retired from Ford Motor Company as its Vice President of Marketing Worldwide in 1984 after a 37-year career with that company. Mr. Benton is standing for election as a director of the Company at the Annual Meeting.

     WILLIAM I. BELK, 49, became a director of the Company in March 1998. Mr. Belk is currently the Vice President and Director for Monroe Hardware Company, Director for Piedmont Ventures, Inc., and Treasurer and Director for Old Well Water, Inc. Mr. Belk previously held the position of Chairman and Director for certain Belk stores (a privately held retail department store chain). Mr. Belk is standing for election as a director of the Company at the Annual Meeting.

     The Board of Directors of the Company is divided into three classes, each of which, after a transitional period, will serve for three years, with one class being elected each year. The executive officers are elected annually by, and serve at the discretion of, the Company's Board of Directors.


COMMITTEES OF THE BOARD OF DIRECTORS

     There are two standing committees of the Board of Directors of the Company, the Audit Committee and the Compensation Committee. The Audit Committee was appointed on March 20, 1998 and consists of Messrs. Benton, Belk and Brooks. The Compensation Committee currently has no members and its functions are being performed by the full Board of Directors. The Board of Directors intends to select members for its Compensation Committee at the annual Board of Directors meeting to occur after the Annual Meeting. Set forth below is a summary of the principal functions of each committee. There were no meetings held for either of the committees during 1997.

     AUDIT COMMITTEE. The Audit Committee recommends the appointment of the Company's independent auditors, determines the scope of the annual audit to be made, reviews the conclusions of the auditors and reports the findings and recommendations thereof to the Board, reviews the Company's auditors, the adequacy of the Company's system of internal control and procedures and the role of management in connection therewith, reviews transactions between the Company and its officers, directors and principal stockholders, and performs such other functions and exercises such other powers as the Board from time to time may determine.

     COMPENSATION COMMITTEE. The Compensation Committee administers certain compensation and employee benefit plans of the Company, annually reviews and determines executive officer compensation, including annual salaries, bonus performance goals, bonus plan allocations, stock option grants and other benefits, direct and indirect, of all executive officers and other senior officers of the Company. The Compensation Committee administers the Sonic 1997 Stock Option Plan and the

Employee Plan, and periodically reviews the Company's executive compensation programs and takes action to modify programs that yield payments or benefits not closely related to the Company or executive performance. The policy of the Compensation Committee's program for executive officers is to link pay to business strategy and performance in a manner which is effective in attracting, retaining and rewarding key executives while also providing performance incentives and awarding equity-based compensation to align the long-term interests of executive officers with those of Company stockholders. It is the Compensation Committee's objective to offer salaries and incentive performance pay opportunities that are competitive in the marketplace.

     The Company currently has no standing nominating committee.

     During 1997, there was one meeting of the Board of Directors of the Company, with each director attending the meeting.


                      PROPOSED AMENDMENT TO EMPLOYEE PLAN

     The Board of Directors of Sonic has approved an amendment to the Employee Plan to increase the number of shares of Common Stock that may be issued under the Employee Plan by 150,000, from 150,000 to 300,000, subject to stockholder approval (the "Employee Plan Amendment"). The Employee Plan Amendment is being proposed to allow future grants to employees. No other amendments to the Employee Plan are proposed.

     Options granted that are unexercised will expire at the end of each calendar year. In January 1998, the Board of Directors granted each participant an option to purchase up to 310 shares at an exercise price equal to the lesser of 85% of the market value for shares of Class A Common Stock on the date of grant or 85% of such market value on the date of exercise. At present, 53,594 options have been exercised to date in 1998.

     The Employee Plan was adopted by the Board of Directors and approved by the Company's stockholders on October 9, 1997. The Employee Plan is intended to promote the interests of the Company by providing employees of the Company the opportunity to acquire a proprietary interest in the Company through the purchase of Class A Common Stock.

     The Employee Plan is intended to qualify as an "employee stock purchase plan" under Code Section 423. The Employee Plan is administered by the Compensation Committee which, subject to the terms of the Employee Plan, has plenary authority in its discretion to interpret and construe the Employee Plan. A total of 300,000 shares of Class A Common Stock have been reserved for purchase under the Employee Plan as currently presented to the stockholders under the Employee Plan Amendment.

     As of January 1 of each year during the term of the Employee Plan (the "Grant Date"), all eligible employees electing to participate in the Employee Plan ("Participating Employees") will be granted an option to purchase shares of Class A Common Stock. As of each Grant Date, the Compensation Committee will determine the number of shares of Class A Common Stock available for purchase under each option, with the same number of shares to be available under each option granted on the same Grant Date. No Participating Employee may be granted an option which would permit such employee to purchase stock under the Employee Plan and all other employee stock purchase plans of the Company at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     A Participating Employee may elect to designate a limited percentage of such employee's compensation (as defined in the Employee Plan) to be deferred by payroll deduction as a contribution to the Employee Plan. A Participating Employee instead may elect to make contributions by direct cash payment to the Employee Plan rather than by payroll deduction. To the extent a Participating Employee has accumulated enough funds, his or her contributions to the Employee Plan will be used to exercise the option granted under the Employee Plan through purchases of Class A Common Stock on the last business day of March, June, September and December on which the principal trading market for the Class A Common Stock is open for trading and on any other interim dates during the year which the Compensation Committee designates for such purpose (the "Exercise Date").

     The purchase price at which Class A Common Stock will be purchased through the Employee Plan is eighty-five percent of the lesser of (i) the fair market value of the Class A Common Stock on the applicable Grant Date, and (ii) the fair market value of the Class A Common Stock on the applicable Exercise Date. Any option granted to a Participating Employee will be exercised automatically on each Exercise Date during the calendar year of the option's Grant Date in whole or in part such that the Participating Employee's accumulated contributions as of such Exercise Date, either through direct cash payment or payroll withholding, will be applied to the purchase of the maximum number of whole shares of Class A Common Stock that such contribution will permit at the applicable option price, limited to the number of shares available for purchase under the option. Contributions which are not enough to purchase a whole share of Class A Common Stock will be carried forward and applied on the next Exercise Date in that calendar year.

     Any option granted to a Participating Employee will expire on the last Exercise Date of the calendar year in which granted. However, if a Participating Employee withdraws from the Employee Plan or terminates employment prior to such Exercise Date, the option may expire earlier.

     Upon termination of a Participating Employee's employment for any reason other than cause or death, such employee may, at his election, request the return of contributions not yet used to purchase Class A Common Stock or continue participation in the Employee Plan until the next Exercise Date following the date of termination of employment so that any unexpired option held will be exercised automatically on such Exercise Date. If a Participating Employee dies while employed by the Company or prior to the next Exercise Date following termination of employment unrelated to cause, such employee's estate will have the right to elect to withdraw all contributions not yet used to purchase Class A Common Stock or to exercise the Participating Employee's option for the purchase of Class A Common Stock on the Exercise Date next following the date of such employee's death.

     The Board of Directors of Sonic may at any time amend, suspend or terminate the Employee Plan; provided, however, that the Employee Plan may not be amended to increase the maximum number of shares of Class A Common Stock for which options may be granted under the Employee Plan without obtaining approval of the Company's stockholders.

   Set forth below is information with respect to options granted in 1998 under the Employee Plan.


                               NEW PLAN BENEFITS
                         EMPLOYEE STOCK PURCHASE PLAN



NAME AND POSITION                                                        DOLLAR VALUE ($)   NUMBER OF UNITS (#)
----------------------------------------------------------------------- ------------------ --------------------
O. Bruton Smith
 Chairman and Chief Executive Officer .................................          (1)                 (1)
Bryan Scott Smith
 President, Chief Operating Officer and Director ......................          (1)                 (1)
Dennis D. Higginbotham
 President of Retail Operations .......................................        --                   --
Nelson E. Bowers, II
 Executive Vice President and Director ................................          (2)                310
Theodore M. Wright
 Vice President, Treasurer and Chief Financial Officer and Director ...          (2)                310
All current executive officers as a group .............................          (2)                620
All current non-executive officer directors as a group (3) ............        --                   --
All current non-executive officer employees as a group ................          (2)            149,380

---------
(1) As a holder of more than 5% of the Common Stock or as a holder of the Class B Common Stock, Messrs. Bruton Smith and Scott Smith are not eligible to participate in the Employee Plan.

(2) Dollar amounts of units received in 1998 by the persons or groups indicated in the above-referenced table are not readily determinable since the value of options granted will depend on fluctuating market prices.

(3) Non-executive officer directors of the Company are ineligible to participate in the Employee Plan.

     FEDERAL INCOME TAX CONSEQUENCES. The Employee Plan is intended to meet the requirements of an "employee stock purchase plan" under Code Section 423. Accordingly, no federal taxable income will be recognized by Participating Employees upon the grant of an option to purchase Class A Common Stock under the Employee Plan. In addition, a Participating Employee generally will not recognize federal taxable income on the exercise of an option granted under the Employee Plan, but instead will take a tax basis in the Class A Common Stock received equal to the option exercise price.

     If the Participating Employee holds the shares of Class A Common Stock acquired upon the exercise of an option under the Employee Plan for a period that is at least two years following the grant date of the relevant option and at least one year following the option exercise date, or if the Participating Employee dies while holding such shares of Class A Common Stock, the Participating Employee will recognize ordinary income for federal income tax purposes at the time of disposition of such shares of Class A Common Stock (or at death) in an amount equal to the lesser of (i) the excess of the Class A Common Stock's fair market value when the option was granted over the option exercise price or (ii) the excess of the Class

A Common Stock's fair market value at the date of such disposition (or death) over the option exercise price. For this purpose, the option exercise price is deemed to be 85% of the fair market value of the shares of Class A Common Stock on the grant date of the relevant option (assuming the shares are purchased at a 15% discount). The amount of ordinary income recognized will increase the Participating Employee's basis in the stock for federal income tax purposes, and any additional gain or loss realized on the disposition of the Class A Common Stock will be taxed as capital gain or loss. In this case where the holding requirements are met, the Company will not be entitled to a deduction with respect to any income recognized by the Participating Employee.

     If the Participating Employee disposes of the shares of Class A Common Stock acquired upon the exercise of an option under the Employee Plan before two years following the grant date of the relevant option or before one year following the option exercise date, the Participating Employee will recognize ordinary income for federal income tax purposes at the time of disposition in the amount by which the fair market value of the shares of Class A Common Stock on the option exercise date exceeds the option exercise price. The Company will be entitled to a compensation expense deduction for the Company's taxable year in which the disposition occurs equal to the amount of ordinary income recognized by the Participating Employee. Any gain or loss realized on the disposition of the Class A Common Stock will be taxed as capital gain or loss.

     Notwithstanding the foregoing, to the extent a Participating Employee is employed by a subsidiary of Sonic that is either a partnership or a limited liability company not considered to be a "subsidiary corporation" within the meaning of Code Section 424(f), the Participating Employee will recognize income for federal income tax purposes upon the exercise of an option granted under the Employee Plan equal to the amount by which the fair market value of the shares of Class A Common Stock on the date of exercise exceeds the option exercise price. The Company generally will be allowed a compensation expense deduction equal to the same amount that the Participating Employee recognizes as ordinary income. In the event of the disposition of the shares of Class A Common Stock acquired upon exercise of the option, any additional gain or loss generally will be taxed to the Participating Employee as capital gain or loss.


                    PROPOSED ADOPTION OF THE DIRECTORS PLAN

     As of March 20, 1998, the Board of Directors of Sonic adopted the Directors Plan, subject to stockholder approval. The Directors Plan is intended to be a "formula plan" under Note (3) to Rule 16b-3 of the Securities and Exchange Commission. The Directors Plan is intended to promote the interest of the Company and its stockholders by providing the directors of the Company, who are not affiliated with the Company's management ("Independent Directors") and who are responsible in part for the Company's growth and financial success, with the incentives inherent in Class A Common Stock ownership and encouraging them to continue as directors. A committee of the Board of Directors consisting of all directors other than the Independent Directors (the "Committee") serves as the committee to administer and interpret the terms of the Directors Plan on behalf of the Company.

     Under the Directors Plan, on or before March 31 of each year during the term of the Directors Plan, each person who is then an Independent Director shall be awarded an option to purchase 10,000 shares of Class A Common Stock up to a total of 300,000 shares reserved under the Directors Plan as currently presented to the stockholders (subject to further adjustment in certain events). Options to purchase 30,000 shares have been issued to three Independent Directors as of March 20, 1998, subject to stockholder approval, as described below.

     An option granted under the Directors Plan (evidenced by an agreement in a form established, from time to time, by the Committee) entitles the participants to purchase shares of Class A Common Stock at an option exercise price equal to the closing sales price of a share of Class A Common Stock on the last business day immediately preceding the date of such award for which a closing price is available from the principal trading market for the Class A Common Stock (the "Fair Market Value"). Options granted under Directors Plan become exercisable six months after they are granted and expire, unless earlier terminated as discussed below, on their tenth anniversary of being awarded.

     In the event the optionee's status as an Independent Director terminates incidental to conduct that, in the judgment of the Committee, involves a breach of fiduciary duty by such Independent Director or other conduct detrimental to the Company, then his or her options shall terminate immediately and thereafter be of no force or effect. Options granted under the Directors Plan are non-transferable and non-assignable by the optionee other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code") or Title I of the Employment Retirement Income Security Act and the rules thereunder. No option may be exercised after the expiration of its term. The option exercise price is payable in full upon exercise of an option in cash or in shares of Class A Common Stock owned by the optionee or a combination of cash and Class A Common Stock. No exercise of options shall be for less than 100 shares of Class A Common Stock unless the number purchased is the total number of shares in respect of which the option is then exercisable.

     Upon the occurrence of certain events involving the recapitalization or reorganization of the Company, the Committee will make proportionate adjustments to the number of shares covered by each outstanding option and the per share exercise price thereof for any increase or decrease in the number of shares of Class A Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend on the Class A Common Stock.

     Also, as of March 20, 1998, the Committee granted options under the Directors Plan to the persons indicated in the table below (subject to stockholder approval) at the Fair Market Value of the Class A Common Stock. On March 20, 1998, the Fair Market Value was $14.50 per share.


                               NEW PLAN BENEFITS
              FORMULA STOCK OPTION PLAN FOR INDEPENDENT DIRECTORS



NAME AND POSITION                                                        DOLLAR VALUE ($)   NUMBER OF UNITS (#)
----------------------------------------------------------------------- ------------------ --------------------
O. Bruton Smith
 Chairman and Chief Executive Officer .................................        --                     --
Bryan Scott Smith
 President, Chief Operating Officer and Director ......................        --                     --
Dennis D. Higginbotham
 President of Retail Operations .......................................        --                     --
Nelson E. Bowers, II
 Executive Vice President and Director ................................        --                     --
Theodore M. Wright
 Vice President, Treasurer and Chief Financial Officer and Director ...        --                     --
All current executive officers as a group .............................        --                     --
All current non-executive officer directors as a group ................          (1)              30,000
All current non-executive officer employees as a group ................        --                     --

---------
(1) All options granted in 1998 have an exercise price of $14.50 per share and have a ten-year term subject to earlier termination as described above. The dollar value of each of the options granted is not determinable due to fluctuating market prices. As of October 23, 1998, the Class A Common Stock had a closing sales price of $18.38 per share.

     The Committee may from time to time amend, suspend or discontinue the Directors Plan or revise it in any respect whatsoever for the purpose of maintaining or improving its effectiveness as an incentive device, for the purpose of conforming it to applicable governmental regulations or to any change in applicable law or regulations, or for any other purpose permitted by law. The Committee may not, without approval of the stockholders, materially increase the benefits accruing to participants under the Directors Plan, materially increase the number of shares of Class A Common Stock that may be issued upon exercise of options granted under the Directors Plan or materially modify the Directors Plan's requirements as to eligibility for participation.

     FEDERAL INCOME TAX CONSEQUENCES. No federal taxable income is recognized by plan participants upon the grant of a nonqualified stock option. The Independent Directors of Sonic are subject to liability under Section 16(b) of the Securities Exchange Act of 1934, as amended ("16(b) Optionees"), and are not deemed to recognize the ordinary income attributable to exercise until the occurrence of both (i) an exercise and (ii) the earlier of (a) the expiration of six months after the date of grant of the option and (b) the first day on which the sale of stock at a profit will not subject the director to Section 16 liability (the "Recognition Date"). The amount of ordinary income to be recognized by 16(b) Optionees will equal the excess of the Fair Market Value on the Recognition Date of Sonic's shares so purchased over the option exercise price, unless the 16(b) Optionee files a written election with both the Internal Revenue Service and the Company pursuant to Section 83(b) of the Code within thirty days after exercise to have the ordinary income attributable to exercise realized as of the exercise date, in which case the Independent Director will recognize ordinary income equal to the amount by which the Fair Market Value of the purchased shares on the date of exercise exceeds the option exercise price.

     The Fair Market Value of the shares on the date of exercise (or in the case of 16(b) Optionees who do not make an 83(b) election, on the Recognition
Date) will constitute the tax basis thereof for computing capital gain or loss on any subsequent sale, and the holding period for an Independent Director will generally be measured from the date the option is exercised (or in the case of 16(b) Optionees who do not make an 83(b) election, from the Recognition Date). The Company will be entitled to a business expense deduction in the Company's taxable year that includes the end of the taxable year of the 16(b) Optionee during which the 16(b) Optionee recognizes income as the result of the exercise of the option equal to the amount of ordinary income recognized by the 16(b) Optionee, provided that the Company timely complies with applicable Form W-2 or 1099 reporting requirements with respect to such income. Additional gain or loss shall be recognized by the optionee upon the subsequent disposition of the shares.

     If the option exercise price under any nonqualified stock option is paid for by surrendering shares of Class A Common Stock previously acquired, then the optionee will recognize ordinary income on the exercise as described above with respect to any shares acquired under the option in excess of the number of shares surrendered (such shares being treated as having been acquired without consideration), but will not recognize any taxable gain or loss on the difference between the optionee's basis in the surrendered shares and their current Fair Market Value. For federal income tax purposes, that number of newly acquired shares equal to the number of shares surrendered will have the same basis and holding period as the surrendered shares. Any newly acquired shares in excess of the number of shares surrendered will have a basis equal to their Fair Market Value at exercise and their holding period will begin at the date of exercise, as described above.


           PROPOSED APPROVAL OF ISSUANCE OF CLASS A PREFERRED STOCK

GENERAL

     The Company's Amended and Restated Certificate of Incorporation authorizes the Board of Directors to issue up to 3,000,000 shares of preferred stock, par value $.10 per share, in one or more series and to establish such designations and such voting, dividend, liquidation, conversion and other rights, preferences and limitations as the Board of Directors may determine without further approval of the stockholders of the Company. Under this general authorization, the Board of Directors approved the designation and classification of the Preferred Stock on March 20, 1998. The Preferred Stock consists of a total of 300,000 authorized shares, divided into 100,000 shares of Series I Convertible Preferred Stock (the "Series I Preferred Stock"), 100,000 shares of Series II Convertible Preferred Stock (the "Series II Preferred Stock"), and 100,000 shares of Series III Convertible Preferred Stock (the "Series III Preferred Stock"). A total of 2,700,000 shares of authorized preferred stock remain undesignated and unissued under the Company's Amended and Restated Certificate of Incorporation.

     In connection with the Company's acquisition of the assets of M&S Auto Resources, Inc. (d/b/a Clearwater Toyota), Clearwater Auto Resources, Inc. (d/b/a Clearwater Mitsubishi) and Clearwater Collision Center, Inc. in March 1998 (the "Clearwater Acquisition"), the Company issued 3,960 shares of Series III Preferred Stock to the two stockholders of M&S Auto Resources, Inc. In connection with the Company's acquisition of the assets of Hatfield Jeep Eagle, Inc., Hatfield Lincoln Mercury, Inc., Trader Bud's Westside Dodge, Inc., Toyota West, Inc., and Hatfield Hyundai, Inc. in July 1998 (the "Hatfield Acquisition"), the Company issued 14,025 shares of Series I Preferred Stock to the three stockholders of the acquired companies. In connection with the Company's acquisition of the assets of Fairway Management Company d/b/a Heritage Lincoln-Mercury (the "Heritage Acquisition"), the Company issued 400 shares of Series II Preferred Stock to the stockholder of the acquired company at the closing of the acquisition in July 1998. In connection with the Company's acquisition of all of the capital stock of Capitol Chevrolet and Imports, Inc. in July 1998, which was effected by merging such entities into a newly-formed subsidiary of the Company (the "Montgomery Acquisition"), the Company issued 381.3 shares of Series I Preferred Stock and 3,813 shares of Series II Preferred Stock to the stockholders of the acquired companies. In connection with the Company's acquisition of the assets of Century Auto Sales, Inc. d/b/a/ Century BMW (the "Century Acquisition"), the Company issued 2,166.5 shares of Series II Preferred Stock to the stockholder of the acquired company. In connection with the Company's acquisition of all of the capital stock of Casa Ford of Houston, Inc. ("Casa Ford") in July 1998 (the "Casa Ford Acquisition"), the Company issued 2,313 shares of Series III Preferred Stock to the stockholder of the acquired company. No other shares of Preferred Stock have been issued by the Company. The Company, however, has agreed to issue approximately 5,100 shares of Series I Preferred Stock and 3,675 shares of Series II Preferred Stock in connection with possible stock acquisitions of two other dealership groups. See "The 1998 Acquisitions." Issuances of Preferred Stock have been and will be made in exchange for assets or interests in acquired businesses having a fair market value equal to $1,000 per share of Preferred Stock issued, which represents the liquidation preference of such Preferred Stock.

     The Board of Directors believes that the proposed authorization to issue the Preferred Stock would also enhance the Company's flexibility in connection with possible future actions, such as acquisitions of businesses and assets, mergers, financings and other corporate purposes deemed appropriate by the Board of Directors. The Preferred Stock may have significant advantages in certain acquisition situations over the payment of cash, the issuance of debt instruments or securities or the issuance of Common Stock.

     The issuance of Preferred Stock (including issuance of Class A Common Stock upon conversion of Preferred Stock) could have one or more of the following effects: (1) a dilution of the book value and earnings per share of the Common Stock; (2) a dilution of the voting power of the then current holders of Common Stock; (3) reduction in any amount potentially available for payment of dividends on the Common Stock; and (4) a reduction in the share of assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the Company. In addition, the issuance of shares of Preferred Stock could have the effect of discouraging attempts to acquire control of the Company. Neither the Board of Directors nor management of the Company is aware of any current effort by any person or group to acquire control of the Company. Furthermore, the Company has no current intention to issue any shares of Preferred Stock to discourage any effort to acquire control of the Company.

     While the Delaware General Corporation Law and the Company's Amended and Restated Certificate of Incorporation do not require stockholder approval of the issuance of the Preferred Stock, under applicable New York Stock Exchange listing rules, the approval of the Company's existing common stockholders is required for the issuance of any class of preferred stock that is convertible into 20% or more of the Company's outstanding Common Stock. Under the terms of the Preferred Stock as presently approved by the Board of Directors, the conversion rights of all shares of Preferred Stock is limited to an aggregate of 2,249,999 shares of Class A Common Stock pending stockholder approval. Until such stockholder approval is received, shares of Class A Common Stock will not be issued upon conversion of any Preferred Stock in excess of this aggregate amount, and, instead, the holders of Preferred Stock will be entitled to cash equal to the Market Price (as defined below) of such excess shares of Class A Common Stock. After stockholder approval of the issuance of the Preferred Stock, any such conversion limitation will no longer be applicable.

     The Preferred Stock, as well as the Class A Common Stock into which it is convertible, is "restricted stock" and therefore can only be sold pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act. All of the shares of Preferred Stock issued by the Company to date were issued pursuant to private placement exemptions under the Act. The Company does not expect a public trading market for the Preferred Stock to develop and does not intend to register the Preferred Stock under federal or state securities laws. The Company may register some or all of the Class A Common Stock into which Preferred Stock is subsequently converted. The presently contemplated issuance of Preferred Stock will not increase the amounts of Common Stock presently owned by any beneficial owner of more than 5% of the Common Stock, or by any director or executive officer of the Company.


SUMMARY OF THE TERMS OF THE PREFERRED STOCK

     The following is a summary of the terms of the Preferred Stock. This summary is not intended to be complete and is subject to, and qualified in its entirety by reference to, the Resolutions Creating Class A Convertible Preferred Stock comprising a Certificate of Designation (the "Designation") that was filed on March 23, 1998 with the Secretary of State of Delaware amending the Company's Amended and Restated Certificate of Incorporation and setting forth the rights, preferences and limitations of the Preferred Stock, a copy of which is attached as Exhibit A hereto.

     DIVIDENDS. The Preferred Stock has no preferential dividends. Rather, holders of Preferred Stock are entitled to participate in dividends payable on the Class A Common Stock on an "as-if-converted" basis.

     VOTING RIGHTS. Each share of Preferred Stock entitles its holder to a number of votes equal to that number of shares of Class A Common Stock into which it could be converted as of the record date for the vote. As of the Record Date for the Annual Meeting, the 27,058.8 shares of outstanding Preferred Stock are convertible into 1,571,998 shares of Class A Common Stock and, therefore, are entitled to 1,571,998 votes at the Annual Meeting.

     LIQUIDATION RIGHTS. The Preferred Stock has a liquidation preference of $1,000 per share.

     CONVERSION RIGHTS. Each share of Preferred Stock is convertible into shares of Class A Common Stock at the holder's option at specified conversion rates. After the second anniversary of the date of issuance, any shares of Preferred Stock which have not been converted are subject to mandatory conversion to Class A Common Stock at the option of the Company. No fractional shares of Class A Common Stock will be issued upon conversion of any shares of Preferred Stock. Instead, the Company will pay cash equal to the value of such fractional share.

     Generally, each share of Preferred Stock is convertible into that number of shares of Class A Common Stock that has an aggregate Market Price at the time of conversion equal to $1,000 (with certain adjustments for the Series II and Series III Preferred Stock). "Market Price" is defined as the average closing price per share of Class A Common Stock on the New York Stock Exchange for the twenty trading days immediately preceding the date of conversion. If the Class A Common

Stock is no longer listed on the New York Stock Exchange, then the Market Price will be determined on the basis of prices reported on the principal exchange on which the Class A Common Stock is listed, or if not so listed, prices furnished by NASDAQ. If the Class A Common Stock is not listed on an exchange or reported on by NASDAQ, then the Market Price will be determined by the Company's Board of Directors.

     Before the first anniversary of the date of issuance of Preferred Stock, each holder of Preferred Stock is unable to convert without first giving Sonic ten business days' notice and an opportunity to redeem such Preferred Stock at the then applicable redemption price.

     REDEMPTION. The Preferred Stock is redeemable at the Company's option at any time after the date of issuance. The redemption price for the Series I Preferred Stock is $1,000 per share. The redemption price for the Series II Preferred Stock and the Series III Preferred Stock is as follows: (i) prior to the second anniversary of the date of issuance, the redemption price is the greater of $1,000 per share or the aggregate Market Price of the Class A Common Stock into which it could be converted at the time of redemption, and (ii) after the second anniversary of the date of issuance, the redemption price is the aggregate Market Price of the Class A Common Stock into which it could be converted at the time of redemption. There is no restriction on Sonic's ability to redeem the Preferred Stock while there is an arrearage in payment of dividends on such Preferred Stock. Presently, the Company does not intend to pay dividends on any shares of Voting Stock.


THE 1998 ACQUISITIONS

     All of the 1998 Acquisitions (as defined below) involve the acquisition of businesses or assets, as further discussed below, comprising automobile dealerships and related facilities whose operations consist of selling new and used cars and light trucks, selling replacement parts, providing vehicle maintenance, warranty, paint and repair services and arranging related financing and insurance. The Company has undertaken the 1998 Acquisitions to further the Company's strategy of acquiring (1) well-managed dealerships in growing metropolitan and suburban geographic markets where the Company has not previously operated, (2) additional dealerships in its existing markets that will allow the Company to capitalize on regional economies of scale, offer greater breadth of products and services and/or increase brand diversity, and
(3) dealerships that have underperformed the industry average but which carry attractive product lines or have attractive locations, thereby leveraging the Company's management infrastructure and improving return on investment.

     The 1998 Acquisitions will be accounted for using the purchase method of accounting, and no federal income tax consequences to the Company, other than potential increases in taxable income, are expected to be generated by the 1998 Acquisitions. All consummated 1998 Acquisitions have received the requisite federal approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), and the Company's subsidiaries operating these 1998 Acquisitions have received the requisite dealer licenses from the applicable state authorities. Federal HSR Act approval and state dealer licensing applications are currently pending with the appropriate authorities for all pending 1998 Acquisitions, and the receipt of such approvals and licenses are conditions to the Company's consummation of such acquisitions. No other federal or state regulatory requirements must be complied with or approval must be obtained in connection with the 1998 Acquisitions.

     THE CLEARWATER ACQUISITION. In March 1998, the Company completed the Clearwater Acquisition effective January 1, 1998, which is comprised of a Toyota dealership, a Mitsubishi dealership and a collision repair center, each located in Clearwater, Florida, for a total purchase price of approximately $14.9 million, subject to adjustment based on the net book value of the purchased assets and assumed liabilities as of the closing date. The Clearwater Acquisition was financed with $11.5 million in cash borrowed from Ford Motor Credit Company ("Ford Motor Credit") under the Company's revolving credit facility with Ford Motor Credit (the "Revolving Facility"), and 3,960 shares of its Series III Preferred Stock with a liquidation preference of approximately $4.0 million as of the date of the acquisition. By April 30, 1999, the Company will be required to pay a contingent amount equal to 50% of the combined 1998 pre-tax earnings of the entities acquired, such amount not to exceed approximately $1.8 million.

     The principal place of business for the acquired companies under the Clearwater Acquisition is 21799 U.S. High-way 19 North, Clearwater, Florida 33765 (Telephone No. (813) 799-1234).

     THE HATFIELD ACQUISITION. In July 1998, the Company completed the Hatfield Acquisition, which is comprised of six individual dealerships located in Columbus, Ohio selling Chrysler/Plymouth, Dodge, Hyundai, Isuzu, Jeep, KIA, Lincoln/ Mercury, Subaru, Toyota and Volkswagen brands of vehicles, for a total purchase price of approximately $48.6 million plus the assumption of certain liabilities, subject to adjustment based on the value of the net current assets of the sellers as of the closing date. Of the total purchase price, the Company paid approximately $34.6 million in cash ($26.2 million of which was financed by borrowings under the Revolving Facility and the balance of which was financed by cash from the Company's existing operations), and the balance of the total purchase price was paid by the Company's issuance to the sellers of 14,025 shares of its Series I Preferred Stock with a liquidation preference of approximately $14.0 million.

     The principal place of business for the acquired companies under the Hatfield Acquisition is 4000 West Broad Street, Columbus, Ohio 43228 (Telephone No. (614) 272-0000).

     THE HERITAGE ACQUISITION. In July 1998, the Company completed the Heritage Acquisition, which is comprised of a Lincoln-Mercury-Jaguar dealership located in Greenville, South Carolina, for a total purchase price of approximately $1.1 million plus the assumption of certain operating liabilities of the sellers. Of the total purchase price, the Company paid approximately $0.7 million in cash (approximately $0.4 million of which was financed by cash from the Company's existing operations and approximately $0.3 million of which was financed by borrowings under the Revolving Facility), and the balance was paid by the Company's issuance to the sellers of 400 shares of its Series II Preferred Stock with a liquidation preference of $0.4 million. In connection with the Heritage Acquisition, Chartown, a general partnership and an affiliate of the Company ("Chartown"), acquired the real property on which the dealerships comprising the Heritage Acquisition are operated for approximately $3.0 million, and the Company currently is leasing this real property from Chartown. Chartown is expected to sell this real property to Mar Mar Realty Trust, also an affiliate of the Company ("MMRT"), in the future. The Company did not consummate the acquisition of the assets of the Jaguar franchise that comprises a portion of the Heritage Acquisition because Jaguar declined to consent to this acquisition.

     THE MONTGOMERY ACQUISITION. Also in July 1998, the Company completed the Montgomery Acquisition, which is comprised of a Chevrolet and a KIA dealership and a Mitsubishi and Hyundai dealership located in Montgomery, Alabama, for a total purchase price of approximately $8.1 million paid to the sellers at the closing plus an additional payment (the "Earn-Out") of up to approximately $3.3 million payable to the sellers in the future contingent on the future performance of the acquired dealerships. Of the total purchase price paid at the closing, the Company paid approximately $3.4 million in cash (approximately $0.1 million of which was financed by cash from the Company's existing operations and approximately $3.3 million of which was financed with a portion of the net proceeds of the Company's private offering of $125,000,000 in aggregate principal amount of its 11% Senior Subordinated Notes due 2008 (the "Notes Offering")), and the balance was paid by the Company's issuance to the sellers of 381.3 shares of Series I Preferred Stock and 3,813 shares of Series II Preferred Stock with an aggregate liquidation preference of approximately $4.2 million. The remaining $0.6 million of the cash portion of the purchase price is payable to the sellers on the first and second anniversaries of the closing date. The Company has agreed to pay 51% of the Earn-Out payment, if any, to the sellers in the form of Series II Preferred Stock, and 49% of such payment in cash.

     THE CENTURY ACQUISITION. Also in July 1998, the Company completed the Century Acquisition, which is comprised of a BMW dealership located in Greenville, South Carolina and a satellite sales location in Spartanburg, South Carolina. The total consideration paid by the Company for the Century Acquisition consisted of approximately $3.8 million in cash (approximately $0.9 million of which was financed by borrowings under the Revolving Facility and approximately $2.9 million of which was financed with a portion of the net proceeds of the Notes Offering), the issuance to the seller of warrants to purchase 75,000 shares of the Company's Class A Common Stock at a purchase price equal to the market value of the Common Stock on the closing date and the issuance to the seller of 2,166.5 shares of Series II Preferred Stock with a liquidation preference of approximately $2.2 million. The seller under the Century Acquisition is affiliated with the seller under the Heritage Acquisition. In connection with the Century Acquisition, Chartown acquired the real property on which the dealership and satellite sales location comprising the Century Acquisition are operated for approximately $5.0 million, and the Company is currently leasing this real property from Chartown. Chartown is expected to sell the real property to MMRT in the future.

     THE CASA FORD ACQUISITION. Also in July 1998, the Company completed the Casa Ford Acquisition, which is comprised of a Ford dealership located in the Houston, Texas area, for a total purchase price paid at closing of approximately $11.3 million. The price paid at closing is subject to adjustment at a later date based upon a final determination of the net working capital of Casa Ford as of the closing date. Of the price paid at closing, the Company paid approximately $9.0 million in cash (all of which was financed with a portion of the net proceeds of the Notes Offering), and the balance was paid to the seller by the Company's issuance of 2,313 shares of Series III Preferred Stock with a liquidation preference of approximately $2.3 million. In addition, the Company agreed to pay to the seller in the future an additional contingent payment equal to five times the amount by which the dealership's pre-tax earnings for 1998, if any, exceed $2.5 million, and five times the amount by which the dealership's 1999 pre-tax earnings, if any, exceed the greater of $2.5 million or the dealership's 1998 pre-tax earnings.

     THE ECONOMY HONDA ACQUISITION. In March 1998, the Company entered into a Stock Purchase Agreement with Freeman Smith, Melvin Q. Smith and Economy Cars, Inc. d/b/a Economy Honda ("Economy Honda"), pursuant to which the Company agreed to purchase all of the capital stock of Economy Honda (the "Economy Honda Acquisition"). Economy Honda is the owner of a Honda dealership located in Chattanooga, Tennessee. The Company has agreed to pay a total price of $7.5 million plus an amount equal to the net book value of the assets of the Economy Honda dealership. Series I Preferred Stock will be issued for 51% of the total purchase price, not to exceed $5.1 million in liquidation preference as of the closing of the acquisition. The Company's consummation of the Economy Honda Acquisition is subject to the approval of Honda, which has informed the Company that its approval is contingent upon the Company divesting its ownership of the Cleveland Village Honda dealership, which is also located in Chattanooga, prior to acquiring the Economy Honda dealership. The Company is currently negotiating with potential buyers for the sale of the Cleveland Village Honda dealership. There can be no assurance that the Company will be able to sell the Cleveland Village Honda dealership or that the approval of Honda to the Economy Honda Acquisition will be obtained.

     THE CRAFT ACQUISITION. In October 1998, the Company entered into a Stock Purchase Agreement with Ron Craft pursuant to which the Company agreed to purchase all of the capital stock of Ron Craft Chevrolet-Cadillac-Oldsmobile-Geo, Inc. (the "Craft Acquisition"). The Craft Acquisition is comprised of one dealership located in Baytown, Texas selling Chevrolet, Cadillac, Oldsmobile and Geo brands of vehicles. The Company has agreed to pay a total purchase price of approximately $12.3 million, subject to adjustment based on the net book value of the tangible assets of the acquired dealership as of the closing date. The Company has agreed to pay the total purchase price at closing by paying approximately $8.6 million in cash and issuing to the seller 3,675 shares of Series II Preferred Stock with a liquidation preference of approximately $3.7 million.

     The Clearwater Acquisition, the Hatfield Acquisition, the Heritage Acquisition, the Montgomery Acquisition, the Century Acquisition, the Casa Ford Acquisition, the Economy Honda Acquisition and the Craft Acquisition are herein referred to collectively as the "1998 Acquisitions."


SIGNIFICANT MATERIALITY OF GOODWILL

     On a pro forma basis (giving effect to each of the 1998 Acquisitions, other than the Craft Acquisition, and the Notes Offering and the application of the net proceeds therefrom), goodwill would have represented approximately 34.4% and 121.6% of the Company's total assets and stockholders' equity, respectively, as of June 30, 1998. The Company estimates that an additional $7.5 million in goodwill will be booked in connection with the pending Craft Acquisition. Goodwill arises when an acquiror pays more for a business than the fair value of the tangible and separately measurable intangible net assets. Generally accepted accounting principles require that this and all other intangible assets be amortized over the period benefited. The Company determined that the period benefited by the goodwill will be no less than 40 years. If the Company were not to separately recognize a material intangible asset having a benefit period less than 40 years, or were not to give effect to shorter benefit periods of factors giving rise to a material portion of the goodwill, earnings reported in periods immediately following the acquisition would be overstated. In later years, the Company would be burdened by a continuing charge against earnings without the associated benefit to income valued by the Company in arriving at the consideration paid for the businesses. Earnings in later years also could be significantly affected if the Company determined then that the remaining balance of goodwill was impaired. The Company reviewed with its independent accountants all of the factors and related future cash flows which it considered in arriving at the amount incurred in the 1998 Acquisitions. The Company concluded that the anticipated future cash flows associated with intangible assets recognized in the acquisitions will continue indefinitely, and there is no persuasive evidence that any material portion will dissipate over a period shorter than 40 years.


FACILITIES

     The Company's principal executive offices are located at 5401 East Independence Boulevard, Charlotte, North Carolina 28218, and its telephone number is (704) 532-3301. These executive offices are located on the premises owned by Town & Country Ford. The following table identifies each of the properties currently utilized by the Company's dealership operations and their respective locations:



DEALERSHIP                                  LOCATION
-----------------------                     -----------------------------
  Town & Country Ford                       5401 East Independence Blvd.
                                            Charlotte, NC

DEALERSHIP                                  LOCATION
------------------------------------------- ----------------------------------
         Lone Star Ford                     8477 North Freeway
                                            Houston, TX
         Fort Mill Ford                     788 Gold Hill Rd.
                                            Fort Mill, SC
         Fort Mill Chrysler-Plymouth-Dodge  3310 Hwy. 51
                                            Fort Mill, SC
         Town & Country Toyota              9101 South Blvd.
                                            Charlotte, NC
         Frontier Oldsmobile-Cadillac       2501 Roosevelt Blvd.
                                            Monroe, NC
         Ken Marks Ford                     24825 US Hwy. 19 North,
                                            Clearwater & 3925 Tampa Rd.,
                                            Oldsmar, FL
         Dyer Volvo                         5260 Peachtree Industrial Blvd.
                                            Atlanta, GA
         Lake Norman Chrysler-Plymouth-Jeep Chartwell Center Dr.
                                            Cornelius, NC
         Lake Norman Dodge                  I-77 & Torrence Chapel Rd.
                                            Cornelius, NC
         KIA/VW of Chattanooga              6015 International Dr.
                                            Chattanooga, TN
         BMW/VW of Nashville                630 Murfreeboro Pike
                                            Nashville, TN
         BMW/Volvo of Chattanooga           5949 Brainard Rd
                                            Chattanooga, TN
         Jaguar of Chattanooga &            5915 Brainard Rd.
             Infiniti of Chattanooga        Chattanooga, TN
         Town & Country Ford of Cleveland   2496 South Lee Hwy.
                                            Cleveland, TN
         Dodge of Chattanooga               402 West Martin Luther King Blvd.
                                            Chattanooga, TN
         Cleveland Village Imports          2490 & 2492 South Lee Hwy.
                                            Cleveland, TN
         Cleveland Chrysler-Plymouth-Jeep   717 South Lee Hwy.
                                            Cleveland, TN
         Town & Country Chrysler-           803 North Anderson Rd.
         Plymouth-Jeep of Rock Hill         Rock Hill, NC
         Volkswagen West &                  1455 Automall Dr.
             Jeep Eagle West                Columbus, OH
         Hatfield KIA &                     3700 West Broad St.
             Trader Bud's Westside
             Chrysler-Plymouth              Columbus, OH
         Hatfield Lincoln Mercury           1495 Automall Dr.
                                            Columbus, OH
         Trader Bud's Westside Dodge        4000 West Broad
                                            Columbus, OH
         Toyota West                        1500 Automall Dr.
                                            Columbus, OH
         Hatfield Hyundai &                 1400 Automall Dr.
            Hatfield Isuzu &                Columbus, OH
            Hatfield Subaru
         Century BMW                        2752 Laurens Rd.
                                            Greenville, SC
         Heritage Lincoln Mercury           2424 Laurens Rd.
                                            Greenville, SC

DEALERSHIP                      LOCATION
------------------------------- ---------------------
  Capital Chevrolet             711 Eastern Blvd.
                                Montgomery, AL
  Capital KIA                   845 Eastern Blvd.
                                Montgomery, AL
  Capital Hyundai &             190 Eastern Blvd.
     Capital Mitsubishi         Montgomery, AL
  Casa Ford                     4701 I-10 East
                                Baytown, Texas
  Clearwater Mitsubishi         21699 US Hwy 19N
                                Clearwater, FL
  Clearwater Toyota             21799 US Hwy 19N
                                Clearwater, FL
  Clearwater Collision Center   2300 Drew Street
                                Clearwater, FL
  Halifax Ford-Mercury          1307 N. Dixie Hwy.
                                New Smyrna Beach, FL
  Higginbotham Chevrolet-Olds   1919 N. Dixie Hwy.
                                New Smyrna Beach, FL
  Higginbotham Automobiles      1720 Mason Ave.
                                Daytona Beach, FL
  Sunrise Auto World            241 Ridgewood Ave.
                                Holly Hill, FL
  HMC Finance                   3741 S. Nova Rd.
                                Port Orange, FL

     The Company's dealerships are generally located along major U.S. or interstate highways. One of the principal factors considered by the Company in evaluating an acquisition candidate is its location. The Company prefers to acquire dealerships located along major thoroughfares, primarily interstate highways with ease of access, which can be easily visited by prospective customers.

     The Company currently owns certain of the real estate associated with Town & Country Toyota and Fort Mill Ford. The remainder of the properties utilized by the Company's dealership operations are leased. The Company believes that its facilities are adequate for its current needs. In connection with its acquisition strategy, the Company generally intends to lease the real estate associated with a particular dealership whenever practicable.

     On July 9, 1998, the Company entered into, subject to the approval of the Company's Board of Directors and the Company's independent directors, a strategic alliance agreement (the "Alliance Agreement") with MMRT. MMRT owns certain real estate associated with various automobile dealerships, automotive aftermarket retailers and other automotive related businesses and leases such properties to the business operators located thereon. Mr. Smith, the Company's Chairman and Chief Executive Officer, serves as the chairman of MMRT's board of trustees and is presently its controlling shareholder. See "Certain Transactions -- Transactions with MMRT."

     Under the terms of its franchise agreements, the Company must maintain an appropriate appearance and design of its facilities and is restricted in its ability to relocate its dealerships.


MARKET FOR THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     The Class A Common Stock is currently traded on the New York Stock Exchange ("NYSE") under the symbol "SAH."

     As of October 23, 1998, there were 1,238 record holders of the Class A Common Stock and four record holders of the Class B Common Stock. As of October 23, 1998, the high and low prices for the Class A Common Stock were $18.375 and 18.00, respectively.

     The Company intends to retain future earnings to provide funds for operations and future acquisitions. As a holding company, the Company will depend on dividends and other payments from its subsidiary dealership operations to pay cash dividends to stockholders, as well as to meet debt service and operating expense requirements.

     The Company does not anticipate paying any dividends in the foreseeable future. Under the Revolving Facility no dividends may be paid by the Company. Any decision concerning the payment of dividends on the Common Stock will depend upon the results of operations, financial condition and capital expenditure plans of the Company, as well as other factors as the Board of Directors, in its sole discretion, may consider relevant.

     The following table sets forth the high and low closing sales prices for the Company's Class A Common Stock, during the fourth quarter of 1997 and the first, second and third quarters of 1998 as reported by the NYSE Composite Tape. Prior to November 10, 1997, the Company was privately held and there was no public market for the Class A Common Stock.



     1997                                                 HIGH         LOW
     ----                                             -----------   ---------
     Fourth Quarter (from November 10, 1997 through   12.375         9.50
     December 31, 1997)
     1998
     ----
     First Quarter                                    17.4375        9.6875
     Second Quarter                                   19.25         15.25
     Third Quarter                                    23.88         16.50

     The high and low sales prices for the Class A Common Stock on the trading days immediately preceding the Company's announcement of the Clearwater Acquisition and the Heritage Acquisition were $11.9375 and $11.6875 (February 27, 1998) and $15.50 and $14.875 (March 23, 1998), respectively.


                       SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of Deloitte & Touche LLP to serve as the principal independent auditors of the Company for the fiscal year ending December 31, 1998. Deloitte & Touche LLP has acted in such capacity for the Company since its organization in 1997.

     Representatives of Deloitte & Touche LLP will attend the Annual Meeting. They will have an opportunity to make a statement if they so desire, and to respond to appropriate questions.


                                  MANAGEMENT

DIRECTORS OF SONIC

     For information with respect to the Board of Directors of Sonic, see "Election of Directors."


EXECUTIVE OFFICERS OF SONIC

     Messrs. Bruton Smith, Scott Smith, Higginbotham, Bowers and Wright are the executive officers of Sonic. Each executive officer serves as such until his successor is elected and qualified. No executive officer of Sonic was selected pursuant to any arrangement or understanding with any person other than Sonic. For further information with respect to Messrs. Bruton Smith, Scott Smith, Higginbotham, Bowers and Wright as officers of Sonic, see "Election of Directors."


                            EXECUTIVE COMPENSATION

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

 1997 OFFICER COMPENSATION PROGRAM

     The executive officer compensation for the Company for 1997 was based on compensation established in each individual's respective employment agreement with the Company as discussed herein. Additionally, the executive employees were granted stock options issued under the Company's 1997 Stock Option Plan. Executive officers (including the Chief Executive Officer) were also eligible in 1997 to participate in various benefit plans similar to those provided to other employees of the Company. Such benefit plans are intended to provide a safety net of coverage against various events, such as death, disability and retirement.

     The employment agreements for the executive officers (including that of the Chief Executive Officer) were established on the basis of non-qualitative factors such as positions of responsibility and authority, years of service and annual performance evaluations. They were targeted to be competitive principally in relation to other automotive retailing companies (such as those included in the Peer Group Index in the performance graph elsewhere herein), although the Board of Directors also considered the base salaries of certain companies not included in the Peer Group Index because the Board of Directors considered those to be relatively comparable industries.

     Awards of stock options under the Company's 1997 Stock Option Plan are based on a number of factors in the discretion of the Board of Directors, including various subjective factors primarily relating to the responsibilities of the individual officers for and contribution to the Company's operating results (in relation to the Company's other optionees), their expected future contributions and the levels of stock options currently held by the executive officers individually and in the aggregate. Stock option awards to executive officers have been at then-current market prices in order to align a portion of an executive's net worth with the returns to the Company's stockholders. For detail concerning the grant options to the executive officers named in the Summary Compensation Table below, see "Executive Compensation -- Fiscal Year-End Option Values."

     As noted above, the Company's compensation policy is primarily based upon the practice of pay-for-performance. Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to named executive officers. The 1997 Stock Option Plan was created with the intention that all compensation attributable to stock option exercises should qualify as deductible performance-based compensation. The Board of Directors currently believes that, generally, the Company should be able to continue to manage its executive compensation program to preserve federal income tax deductions.


     CHIEF EXECUTIVE OFFICER COMPENSATION

     The Board of Director's, and after their appointment following the Annual Meeting, the Compensation Committee's, members annually review and approve the compensation of Mr. Smith, the Company's Chief Executive Officer. Mr. Smith's salary has been established through an employment agreement, as discussed herein. The Board of Directors believes that Mr. Smith is paid a reasonable salary. Mr. Smith is the only employee of the Company not eligible for stock options. Since he is a significant stockholder in the Company, his rewards as Chief Executive Officer reflect increases in value enjoyed by all other stockholders.

O. Bruton Smith, Chairman
Bryan Scott Smith
Nelson E. Bowers, II
Theodore M. Wright
William R. Brooks
William P. Benton
William I. Belk


COMPENSATION OF OFFICERS

     The following table sets forth compensation paid by or on behalf of the Company to the Chief Executive Officer of the Company and to its other executive officers for services rendered during the Company's fiscal years ended December 31, 1995, 1996 and 1997:


                          SUMMARY COMPENSATION TABLE



                                                                                          LONG-TERM
                                                                                     COMPENSATION AWARDS
                                                                                          NUMBER OF
                                       ANNUAL COMPENSATION              OTHER              SHARES
                                 -------------------------------       ANNUAL            UNDERLYING          ALL OTHER
NAME AND PRINCIPAL POSITION(S)    YEAR   SALARY (1)   BONUS (2)   COMPENSATION (3)       OPTIONS (4)      COMPENSATION (5)
-------------------------------- ------ ------------ ----------- ------------------ -------------------- -----------------
O. Bruton Smith                  1997     $326,704                    $15,000                  --                --
 Chairman, Chief Executive       1996      164,750          --        33,350                   --                --
 Officer and Director            1995      142,200          --        41,350                   --                --
Bryan Scott Smith                1997     $273,767    $ 18,331              (5)            99,875                --
 President, Chief Operating      1996       48,000     230,714              (5)                --                --
 Officer and Director            1995       48,000     168,670              (5)                --                --

---------
(1) Does not include the dollar value of perquisites and other personal benefits.

(2) The amounts shown are cash bonuses earned in the specified year and paid in the first quarter of the following year.

(3) The Company provides Mr. Smith with the use of automobiles for personal use, the annual cost of which is reflected as Other Annual Compensation.

(4) The Company's 1997 Stock Option Plan was adopted in October 1997. Therefore, no options were granted to any of the Company's executive officers in 1996 or 1995.

(5) The aggregate amount of perquisites and other personal benefits received did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such executive officer.


EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Messrs. Bruton Smith, Scott Smith, Higginbotham, Bowers and Wright, (the "Employment Agreements") which provide for an annual base salary and certain other benefits. Pursuant to the Employment Agreements, the 1998 base salaries of Messrs. Bruton Smith, Scott Smith, Bowers and Wright will be $350,000, $300,000, $400,000, $400,000 and $180,000, respectively. The executives will also receive such additional increases as may be determined by the Compensation Committee. The Employment Agreements, except that of Mr. Higginbotham, provide for the payment of annual performance-based bonuses equal to a percentage of the executive's base salary, upon achievement by the Company of certain performance objectives, based on the Company's pre-tax income, to be established by the Compensation Committee. The Employment Agreement for Mr. Higginbotham provides for the payment of bonuses as may be determined and ratified from time to time by the Compensation Committee. Under the terms of their respective Employment Agreements, the Company will employ Messrs. Bruton Smith, Scott Smith and Wright through November 2000. Under the terms of his Employment Agreement, the Company will employ Mr. Bowers through November 2003 or until his Employment Agreement is terminated by the Company or by him. Under the terms of his Employment Agreement, the Company will employ Mr. Higginbotham through September 2001 or until his Employment Agreement is terminated by the Company or by him. Messrs. Scott Smith, Bowers and Wright also received under their Employment Agreements, options pursuant to the Company's 1997 Stock Option Plan, for 99,875 shares, 79,313 shares and 38,188 shares, of the Class A Common Stock, respectively, exercisable at $12.00 per share, vesting in three equal annual installments beginning October 1998 and expiring in October 2007. Mr. Higginbotham's Employment Agreement provides that he will receive options to purchase Class A Common Stock in an amount and on terms consistent with the grants of options for similar employees of the Company. To date, no options have been granted to Mr. Higginbotham.

     Each of the Employment Agreements contain similar noncompetition provisions. These provisions, during the term of the Employment Agreement, (i) prohibit the disclosure or use of confidential Company information, and (ii) prohibit competition with the Company for the Company's employees and its customers, interference with the Company's relationships with its vendors, and employment with any competitor of the Company in specified territories. The provisions referred to in (ii) above shall also apply for a period of two years following the expiration or termination of an Employment Agreement. With respect to Messrs. Bruton Smith, Scott Smith and Wright, the geographic restrictions apply in any Standard Metropolitan Statistical Area ("SMSA") or county in which the Company has a place of business at the time their employment ends. With respect to Mr. Bowers, the restrictions apply only in the SMSAs for Houston, Charlotte, Chattanooga, and Nashville. With respect to Mr. Higginbotham, the territorial restrictions apply only in the SMSAs for Atlanta, Charlotte, Chattanooga, Columbus, Daytona Beach, Houston, Montgomery, Nashville and Tampa-St. Petersburg-Clearwater.


FISCAL YEAR-END OPTION VALUES

     The following table sets forth information concerning outstanding options to purchase Common Stock held by executive officers of the Company at December 31, 1997:



                             NUMBER OF SECURITIES
                            UNDERLYING UNEXERCISED         % OF TOTAL OPTIONS                                       GRANT DATE
                        OPTIONS AT FISCAL YEAR END (#)   GRANTED TO EMPLOYEES   EXERCISE PRICE      EXPIRATION       PRESENT
NAME                       EXERCISABLE/UNEXERCISABLE        IN FISCAL YEAR        ($/SHARES)           DATE         VALUE (1)
---------------------- -------------------------------- ---------------------- ---------------- ----------------- -------------
Bryan Scott Smith                 0/99,875                        17.0%            $  12.00     October 9, 2007    $1,198,500
Nelson E. Bowers, II              0/79,313                        13.4%               12.00     October 9, 2007       951,756
Theodore M. Wright                0/38,188                         6.5%               12.00     October 9, 2007       458,256

---------
(1) Grant date value based on market price at date of grant.

STOCK OPTION PLANS

     The Company currently has in place the 1997 Stock Option Plan with respect to Class A Common Stock in order to attract and retain key personnel. The 1997 Stock Option Plan, adopted in October 1997, provides for options to be purchased up to an aggregate of 1,125,000 shares of Class A Common Stock may be granted to key employees of the Company and its subsidiaries and to officers, directors, consultants and other individuals providing services to the Company. In November 1997, the Company granted options to purchase 587,509 shares of Class A Common Stock. Messrs. Scott Smith, Bowers and Wright were granted aggregate non-statutory stock options (NSO's) and Incentive Stock Options (ISO's) for 99,875, 79,313 and 38,188 shares, respectively at an exercise price equal to the initial public offering price of $12.00 per share.

     In October 1997, the Board of Directors and stockholders of the Company adopted the Employee Plan. The Employee Plan provides employees of the Company the opportunity to purchase Class A Common Stock. Under the terms of the Employee Plan, on January 1 of each year all eligible employees electing to participate will be granted an option to purchase shares of Class A Common Stock. The Company's Compensation Committee will annually determine the number of shares of Class A Common Stock available for purchase under each option. The purchase price at which Class A Common Stock will be purchased through the Employee Plan will be 85% of the lesser of (i) the fair market value of the Class A Common Stock on the applicable Grant Date and (ii) the fair market value of the Class A Common Stock on the applicable Exercise Date. Options will expire on the last exercise date of the calendar year in which granted. No options under the Employee Plan were issued in 1997.

     On March 20, 1998, the Board of Directors, pursuant to the Company's Employee Plan, increased the authorized shares from 150,000 to 300,000 and issued options exercisable for 149,730 shares of Class A Common Stock or 310 shares per employee participating in the Employee Plan.

     In March 1998, the Board of Directors adopted the Directors Plan for the benefit of the Company's outside directors, subject to shareholder approval. The plan authorized options to purchase up to an aggregate of 300,000 shares of Class A Common Stock. Under the plan, each outside director shall be awarded on or before March 31st of each year an option to purchase 10,000 shares at an exercise price equal to the fair market value of the Class A Common Stock at the date of the award. Options granted under the Directors Plan become exercisable six months, and expire ten years, after their date of grant.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     Since the Company's organization in February 1997 and through March 20, 1998, all matters concerning executive officer compensation have been addressed by the entire Board of Directors. Mr. Bruton Smith serves as the Chief Executive Officer of the Company and serves as an officer for each of the Company's subsidiaries. Mr. Scott Smith serves as the Company's President and Chief Operating Officer and serves as an officer for each of the Company's subsidiaries. Mr. Bowers serves as the Executive Vice President of the Company and serves as an officer for certain of the Company's subsidiaries. Mr. Wright serves as the Company's Chief Financial Officer, Vice President-Finance, Treasurer and Secretary and serves as an officer for each of the Company's subsidiaries. Mr. Brooks served from February to April 1997 as the Company's Treasurer, Vice President and Secretary.

     Mr. Bruton Smith is the only executive officer to have served on the Compensation Committee of another entity during 1997. He served as Chairman, Chief Executive Officer, a Director and a member of the Compensation Committee of SMI. Mr. Brooks is also an executive officer of SMI.

     Mr. Bruton Smith received aggregate salary, bonus and other compensation of $1,497,313 during 1997 from SMI.


DIRECTOR COMPENSATION

     Members of the Board of Directors who are not employees of the Company will be compensated for their services under the Directors Plan. The Company will also reimburse all directors for their expenses incurred in connection with their activities as directors of the Company. Directors who are also employees of the Company receive no compensation for serving on the Board of Directors.

STOCKHOLDER PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative stockholder return on the Company's Common Stock against the cumulative total return of each of the Standard and Poor's 500 Stock Index and a Peer Group Index for the time period commencing November 10, 1997 and ending December 31, 1997. The companies used in the Peer Group Index include Republic Industries, Group 1 Automotive, United Auto Group, Car Max, Cross-Continent, Lithia Motors, Rush Enterprises and Smart Choice, which are all publicly traded companies known by the Company to be involved in the automobile industry. The graph assumes that $100 was invested on November 10, 1997 in each of the Company's Common Stock, the Standard & Poor's 500 Stock Index and the Peer Group Index companies and that all dividends were reinvested.

(The Performance Graph appears here. See the table below for plot points.)

                         11/97          12/97
Sonic Automotive        $100.00       $ 80.00
S&P 500                 $100.00       $105.00
Peer Group              $100.00       $ 80.00



                             CERTAIN TRANSACTIONS

REGISTRATION RIGHTS AGREEMENT

     As part of the reorganization of the Company in connection with its initial public offering (the "Reorganization"), the Company entered into a Registration Rights Agreement dated as of June 30, 1997 (the "Registration Rights Agreement") with Sonic Financial, Bruton Smith, Scott Smith and William
S. Egan. Sonic Financial, Bruton Smith, Scott Smith and Egan Group, LLC, an assignee of Mr. Egan (the "Egan Group"), currently are the owners of record of 4,440,625, 1,035,625, 478,125 and 295,625 shares of Class B Common Stock, respectively. Upon the registration of any of their shares or as otherwise provided in the Company's Amended and Restated Certificate of Incorporation, such shares will automatically be converted into a like number of shares of Class A Common Stock. Subject to certain limitations, the Registration Rights Agreements provide Sonic Financial, Bruton Smith, Scott Smith and the Egan Group with certain piggyback registration rights that permit them to have their shares of Common Stock, as selling security holders, included in any registration statement pertaining to the registration of Class A Common Stock for issuance by the Company or for resale by other selling security holders, with the exception of registration statements on Forms S-4 and S-8 relating to exchange offers (and certain other transactions) and employee stock compensation plans, respectively. These registration rights will be limited or restricted to the extent an underwriter of an offering, if an underwritten offering, or the Company's Board of Directors, if not an underwritten offering, determines that the amount to be registered by Sonic Financial, Bruton Smith, Scott Smith or the Egan Group would not permit the sale of Class A Common Stock in the quantity and at the price originally sought by the Company or the original selling security holders, as the case may be. The Registration Rights Agreement expires on November 17, 2007. Sonic Financial is controlled by the Company's Chairman and Chief Executive Officer, Bruton Smith.


THE SMITH ADVANCE

     In connection with the acquisition by the Company of Fort Mill Chrysler-Plymouth-Dodge in 1997, Mr. Bruton Smith advanced approximately $3.5 million to the Company (the "Smith Advance"). The Smith Advance was used by the Company to pay a portion of the cash consideration for this acquisition at closing. The Smith Advance was evidenced by a demand note bearing interest at the minimum statutory rate of 3.83% per annum. The Company repaid in full the principal of and interest on the Smith Advance from the proceeds of the Company's initial public offering of its Class A Common Stock in November 1997. Shortly following the Company's repayment of the Smith Advance, Mr. Smith made a new loan to the Company in the amount of $5.5 million. The financial effect to the Company from the repayment of the Smith Advance and the subsequent $5.5 million loan by Mr. Smith to the Company was substantially the same as if the Smith Advance had not been repaid but instead had been increased from $3.5 million to $5.5 million. See "The Smith Guaranties, Pledges and Subordinated Loan."


THE SMITH GUARANTIES, PLEDGES AND SUBORDINATED LOAN

     In connection with the Company obtaining an unsecured $20.0 million line of credit from NationsBank, N.A. ("NationsBank") that matured in February 1997 (the "NationsBank Facility"), Mr. Bruton Smith guaranteed the obligations of the Company and secured his guarantee with a pledge of shares of common stock of SMI owned directly by him. In February 1998, the Company repaid in full the amounts owed under the NationsBank Facility and Mr. Smith's guarantee was released.

     In October 1997, the Company obtained from Ford Motor Credit Company ("Ford Motor Credit") a secured $26.0 million line of credit (the "Revolving Facility") and a global floor plan line of credit for all its dealership subsidiaries (the "Floor Plan Facility" and, together with the Revolving Facility, the "Ford Credit Facilities"). Initially, Mr. Smith personally guaranteed the obligations of the Company under the Ford Credit Facilities, and such obligations were further secured with a pledge of shares of common stock of SMI owned directly by him or through Sonic Financial and having an estimated value of approximately $50.0 million (the "Revolving Pledge").

     In December 1997, upon the increase of the borrowing limit under the Revolving Facility to the maximum loan commitment of $75.0 million, the Revolving Pledge remained in place, Mr. Smith's guarantee of the Revolving Facility was released and Mr. Smith was required to lend $5.5 million (the "Subordinated Smith Loan") to the Company to increase its capitalization. The Subordinated Smith Loan was required by Ford Motor Credit as a condition to its agreement to increase the borrowing limit under the Revolving Facility because the net offering proceeds to the Company from its initial public offering of Class A Common Stock in November 1997 were significantly less than expected by the Company and Ford Motor Credit. The Subordinated Smith Loan is evidenced by the Company's Subordinated Promissory Note dated December 1, 1997 in favor of Mr. Smith, bears interest at NationsBank's announced prime rate plus 0.5% and matures on November 30, 2000. All amounts owed by the Company to Mr. Smith under the Subordinated Smith Loan are subordinate in right of payment to all amounts owed by the Company under the Ford Credit Facilities pursuant to the terms of a Subordination Agreement dated as of December 15, 1997 between Mr. Smith and Ford Motor Credit.


TRANSACTIONS WITH MMRT

     The Company has entered into, subject to the approval of the Company's Board of Directors and the Company's independent directors, the Alliance Agreement with MMRT. Mr. Smith, the Company's Chairman and Chief Executive Officer, serves as the chairman of MMRT's board of trustees and is presently its controlling shareholder. Under the Alliance Agreement, the Company has agreed to refer real estate acquisition opportunities that arise in connection with its dealership acquisitions to MMRT. In exchange, MMRT has agreed to refer dealership acquisition opportunities to the Company and to provide certain real estate development and maintenance services to the Company. MMRT will also arrange for property inspections and environmental reports for prospective dealership properties at the Company's cost. Pursuant to the Alliance Agreement, the Company has entered into contracts to sell the real estate associated with Town and Country Toyota and Fort Mill Ford, two of the Company's dealerships, for an aggregate purchase price of approximately $10.3 million. In addition, the Alliance Agreement provides for an agreed form of lease (the "Sonic Form Lease") pursuant to which MMRT would lease real estate to the Company in connection with MMRT's future acquisitions of real estate associated with the Company's operations. Presently, the Company leases or intends to lease from MMRT 29 parcels of land associated with 21 of its dealerships, including the real estate associated with Town and Country Toyota and Fort Mill Ford that the Company will lease back from MMRT pursuant to leases substantially similar to the Sonic Form Lease. The aggregate initial annual base rent to be paid by the Company for all 29 properties under the leases with MMRT is approximately $7.7 million.

     The Company entered into the Alliance Agreement with MMRT rather than with an unaffiliated third party for purposes consistent with the Company's acquisition strategy. The Company is familiar with MMRT's growth and operating strategy and believes that MMRT is well-positioned to identify and refer attractive dealership acquisition opportunities for the Company in the course of MMRT's acquisitions of real property. In addition, the Company's relationship with MMRT will assist the Company in negotiating transactions with sellers of dealerships that the Company has identified for acquisition. Many dealership sellers who own their dealership's real property wish to sell the dealership real property as well as dealership businesses. Inclusion of real estate in a transaction may allow the Company to negotiate an acquisition on more favorable terms. Finally, MMRT will provide development assistance to the Company which will enable the Company to avoid additional costs associated with hiring employees with real estate development expertise. For these reasons, the Company feels that MMRT's growth and operating strategies are closely-aligned with the Company's dealership acquisition strategy and that the Alliance Agreement with MMRT will provide significant benefits to the Company on an ongoing basis.

     For acquisitions identified by the Company, the Alliance Agreement is intended to operate in two different contexts, depending on whether the dealership seller owns the dealership real property or leases the dealership real property from an unaffiliated third party. For acquisitions where the dealership seller owns the dealership real property, the Company will negotiate acquisition of the real property from the seller on an arms'-length basis and will assign its negotiated purchase rights to MMRT. MMRT will then acquire the real property from the seller. The Company and MMRT will subsequently enter into a lease agreement regarding the dealership real property using the Sonic Form Lease to satisfy all non-economic terms of the lease agreement. The economic terms of the lease agreement will be negotiated between the Company and MMRT and will depend on several factors, including the projected earnings capacity of the dealership, the quality, age and condition of the dealership structure(s), the location of the dealership property and the rent paid for comparable commercial properties. In accordance with the requirements of the Company's Amended and Restated Certificate of Incorporation, the terms of any lease agreement with MMRT involving aggregate payments in excess of $500,000 will be subject to the approval of the Company's Board of Directors and of the Company's independent directors to ensure that such terms are no less favorable to the Company than would be available to the Company in an arms'-length transaction dealing with an unrelated third party. In addition, where necessary, the Company will obtain independent appraisals to determine the fairness of lease terms to the Company.

     For acquisitions where the dealership real property is owned by an unaffiliated third party and is leased to the dealership seller, MMRT will negotiate with the unaffiliated third party to acquire the dealership real property. If MMRT is successful in acquiring the dealership real property and the Company completes its acquisition of the dealership business, then the Company and MMRT will enter into a lease agreement regarding the dealership real property using the Sonic Form Lease and will determine the economic terms of the Lease Agreement according to the principles described in the paragraph above.

     The Company has agreed to sell the dealership real properties for the Town and Country Toyota and Fort Mill Ford dealerships, which the Company currently owns, to MMRT for approximately $5.7 million and $4.6 million, respectively. The sales price for each of these parcels of real property was determined in negotiations between the Company and MMRT based on the projected earnings capacity of the dealership, from which a monthly lease payment was calculated. Using this rent calculation, the Company and MMRT agreed to a capitalization rate for the lease payments in order to determine a purchase price for the properties themselves. This capitalization rate was based on several factors, including the quality, age and condition of the dealership structure(s), the location of the dealership property, the value of the properties for alternative uses, the availability of similar properties in the area and recent sales prices for comparable commercial properties in the area. An additional factor in determining the sales price for each of the properties were independent appraisals obtained by the Company for the Town and Country Toyota and Fort Mill Ford properties in December 1997 and February 1996, respectively. These appraisals, after giving effect to the passage of time, indicate that the sales price payable to the Company by MMRT for each of the properties exceeds the appraised fair value of such properties determined in the independent appraisals. The Company's Chief Executive Officer determined the sales price for each of these properties, such determination being subject to the approval by the Company's Board of Directors and the Company's independent directors to ensure that the sales are on terms no less favorable to the Company than would be available to the Company in an arms'-length transaction dealing with an unrelated third party. In giving their approval for these sales, the Company's directors are expected to evaluate the earnings capacities of the dealerships and the capitalization rates for the related leases through an analysis of the factors stated above as well as the previously mentioned independent appraisals.

     MMRT has entered into new leases with each of Town and Country Ford and Lone Star Ford which provide that the annual lease payments for their properties will each be increased to approximately $1.1 million effective January 1, 2000, as compared to current annual lease payments of approximately $0.4 million and $0.3 million, respectively. The lease rates for Town and Country Ford and Lone Star Ford are currently at below market rates, as supported by independent appraisal. Accordingly, MMRT, as a condition to its agreement to purchase these properties, required that the Company agree to enter into new lease agreements with MMRT that would reflect fair market rent payments beginning January 1, 2000. The increase in lease rates for Town and Country Ford and Lone Star Ford effective January 1, 2000 is subject to the approval of the Company's Board of Directors and of the Company's independent directors. As required by the Company's Amended and Restated Certificate of Incorporation, the terms of these transactions must be no less favorable to the Company than those available from an unrelated third party.

CERTAIN DEALERSHIP LEASES

     Certain of the properties leased by the Company's dealership subsidiaries are owned by officers, directors or holders of 5% or more of the Common Stock of the Company or their affiliates. These leases contain terms comparable to, or more favorable to the Company than, terms that would be obtained from unaffiliated third parties. Town & Country Ford operates at facilities leased from STC Properties, a North Carolina joint venture ("STC"). Town & Country Ford maintains a 5% undivided interest in STC and Sonic Financial owns the remaining 95% of STC. The STC lease on the Town & Country Ford facilities will expire in October 2000. Annual payments under the STC lease were $510,085 for each of 1994, 1995 and 1996. Current minimum rent payments are $409,000 annually ($34,083 monthly) through 1999. In connection with the Alliance Agreement between MMRT and the Company, MMRT has agreed to purchase the real property on which Town & Country Ford is operated from STC and has entered into a lease with Town & Country Ford whereby the annual lease payment by Town & Country Ford will be increased to approximately $1.1 million effective January 1, 2000.

     Lone Star Ford operates, in part, at facilities leased from Viking Investments Associates, a Texas association ("Viking"), which is controlled by Mr. Bruton Smith. Annual payments under the Viking lease were $351,420, $331,302 and $360,000 for 1994, 1995 and 1996, respectively. Minimum annual rents under this lease are $360,000 ($30,000 monthly), such amount being below market. In connection with the Alliance Agreement, MMRT has agreed to purchase the real property on which Lone Star Ford is operated from Viking and has entered into a lease with Lone Star Ford whereby the annual lease payment by Lone Star Ford will be increased to approximately $1.1 million effective January 1, 2000.

     KIA of Chattanooga operates at facilities leased from KIA Land Development, a company in which Nelson Bowers, the Company's Executive Vice President and a director, maintains an ownership interest. The Company negotiated this lease in connection with the acquisition of certain dealerships from Mr. Bowers in November 1997 (the "Bowers Acquisition"). This triple net lease expires in 2007 and the monthly rent is $11,070 per month. The Company may renew this lease at its option for two additional five-year terms. At each renewal, the lessor may adjust lease rents to reflect fair market rents for the property.

     European Motors operates at its Chattanooga facilities under a triple net lease from Mr. Bowers. The Company negotiated this lease in connection with the Bowers Acquisition. The European Motors lease expires in 2007 and provides for monthly rent of $23,320. This lease also provides for renewals on terms identical to the KIA of Chattanooga lease.

     Jaguar of Chattanooga operates at facilities leased from JAG Properties, a company in which Mr. Bowers maintains an ownership interest. The Company negotiated this lease in connection with the Bowers Acquisition. This triple net lease expires in 2017 and provides for monthly rent of $27,852. The Company may renew this lease on terms identical to the KIA of Chattanooga renewal options.

     Cleveland Chrysler-Plymouth-Jeep-Eagle leases its facilities from Cleveland Properties LLC, a limited liability company in which Mr. Bowers maintains an ownership interest. The Company negotiated this lease in connection with the Bowers Acquisition. This triple net lease expires in 2011, provides for monthly rent of $23,452 and may be renewed on terms identical to the KIA of Chattanooga lease.

     Cleveland Village Honda operates at facilities leased from Nelson Bowers and another individual. Mr. Bowers owns a 75% undivided interest in the land and buildings leased by Cleveland Village Honda, with the remaining interests owned by an unrelated party. Such land and buildings are leased under two leases: one is a triple net fixed lease expiring in October 2000 with rent of $12,858 per month and the other, pertaining to a used car lot, is a month-to-month lease with rent of $3,000 per month.

     In September 1998, MMRT entered into agreements to acquire all of the foregoing properties in which Mr. Bowers has an interest subject to the existing leases with the Company.

     In July 1998, simultaneously with the closing of the Heritage Acquisition, Chartown, a general partnership controlled by Mr. Bruton Smith and an affiliate of the Company ("Chartown"), acquired the real property upon which the Heritage Lincoln-Mercury dealership is operated for approximately $3.0 million. Chartown and the Company's subsidiary that acquired the assets of the Heritage Lincoln-Mercury dealership then entered into a lease agreement pursuant to which the subsidiary leases the real property from Chartown. The lease is for a ten year term with an option on the part of the lessee to extend for two additional five-year terms. The annual base rental under this lease is $349,860, adjusted every five years based on the consumer price index. The Company anticipates that Chartown will sell this real estate property to MMRT in the future.

     Also in July 1998, simultaneously with the closing of the Century Acquisition, Chartown acquired two separate parcels of real property upon which the BMW dealership and the satellite sales location are operated, respectively, for approximately

$5.0 million. Chartown and the Company's subsidiary that acquired the assets of Century BMW then entered into two separate lease agreements for the BMW dealership property and the satellite sales location property, respectively, pursuant to which the subsidiary leases each of these properties from Chartown. Each of the leases is for a ten year term with an option on the part of the lessee to extend for two additional five-year terms. The annual base rentals under the BMW dealership lease and the satellite sales location lease are $420,000 and $112,805, respectively, adjusted every five years based on the consumer price index. The Company anticipates that Chartown will sell each of these real estate properties to MMRT in the future.


CHARTOWN TRANSACTIONS

     Chartown is a general partnership engaged in real estate development and management. Before the Reorganization, Town & Country Ford maintained a 49% partnership interest in Chartown with the remaining 51% held by SMDA Properties, LLC, a North Carolina limited liability company ("SMDA"). Mr. Smith owns an 80% direct membership interest in SMDA with the remaining 20% owned indirectly through Sonic Financial. In addition, Sonic Financial also held a demand promissory note for approximately $1.6 million issued by Chartown (the "Chartown Note"), which was uncollectible due to insufficient funds. As part of the Reorganization, the Chartown Note was canceled and Town & Country Ford transferred its partnership interest in Chartown to Sonic Financial for nominal consideration. In connection with that transfer, Sonic Financial agreed to indemnify Town & Country Ford for any and all obligations and liabilities, whether known or unknown, relating to Chartown and Town & Country Ford's ownership thereof.


THE BOWERS VOLVO NOTE

     In connection with Volvo's approval of the Company's acquisition of a Volvo franchise in the Bowers Acquisition, Volvo, among other things, conditioned its approval upon Nelson Bowers acquiring and maintaining a 20% interest in the Company's Sonic Automotive of Chattanooga, LLC ("Chattanooga Volvo") subsidiary that will operate the Volvo franchise. Mr. Bowers financed all of the purchase price for this 20% interest by issuing a promissory note (the "Bowers Volvo Note") in favor of Sonic Automotive of Nevada, Inc. ("Sonic Nevada"), the wholly-owned subsidiary of the Company that controls a majority interest in Chattanooga Volvo. The Bowers Volvo Note is secured by Mr. Bowers' interest in Chattanooga Volvo.

     The Bowers Volvo Note is for a principal amount of $900,000 and bears interest at the lowest applicable federal rate as published by the U.S. Treasury Department in effect on November 17, 1997. Accrued interest is payable annually. The operating agreement of Chattanooga Volvo provides that profits and distributions are to be allocated first to Mr. Bowers to the extent of interest to be paid on the Bowers Volvo Note and next to the other members of Chattanooga Volvo according to their percentages of ownership. No other profits or any losses of Chattanooga Volvo will be allocated to Mr. Bowers under this arrangement. Mr. Bowers' interest in Chattanooga Volvo will be redeemed and the Bowers Volvo Note will be due and payable in full when Volvo no longer requires Mr. Bowers to maintain his interest in Chattanooga Volvo.


OTHER TRANSACTIONS

     Beginning in early 1997, certain of the Company's predecessor dealership entities (the "Sonic Dealerships") entered into arrangements to sell to their customers credit life insurance policies underwritten by American Heritage Life Insurance Company, an insurer unaffiliated with the Company ("American Heritage"). American Heritage in turn reinsures all of these policies with Provident American Insurance Company, a Texas insurance company ("Provident American"). Under these arrangements, the Sonic Dealerships paid an aggregate of $576,000 to American Heritage in premiums for these policies for the year ended December 31, 1997. The Company terminated this arrangement with American Heritage in 1997. Provident American is a wholly owned subsidiary of Sonic Financial.

     Town & Country Ford and Lone Star Ford had each made several non-interest bearing advances to Sonic Financial, a company controlled by Mr. O. Bruton Smith. In preparation for the Reorganization, a demand promissory note issued by Sonic Financial in favor of Town & Country Ford evidencing $2.1 million of these advances was canceled in June 1997 in exchange for the redemption of certain shares of the capital stock of Town & Country Ford held by Sonic Financial. In addition, a demand promissory note issued by Sonic Financial in favor of Lone Star Ford evidencing $500,000 of these advances was canceled in June 1997 pursuant to a dividend.

     As part of the purchase price in connection with the Company's acquisition of the Bowers Automotive Group in November 1997, the Company issued its promissory note in the original principal amount of $4.0 million in favor of Nelson Bowers (the "Bowers Acquisition Note"). The Bowers Acquisition Note is payable in 28 equal quarterly installments and bears interest at the prime rate less 0.5%.

     The Company made certain advances to its shareholder, Sonic Financial, in 1997, which amounts are currently outstanding. As of December 31, 1997, the amounts receivable from Sonic Financial with respect to such advances totalled $622,000.

     Town and Country Toyota has an amount payable to Bruton Smith, which payable totals approximately $0.8 million as of December 31, 1997. This loan bears interest at 8.75% per annum.

     Certain subsidiaries of the Company (such subsidiaries together with the Company and Sonic Financial being hereinafter referred to as the "Sonic Group") have joined with Sonic Financial in filing consolidated federal income tax returns for several years. Such subsidiaries joined with Sonic Financial in filing for 1996 and for the period ending on June 30, 1997. Under applicable federal tax law, each corporation included in Sonic Financial's consolidated return is jointly and severally liable for any resultant tax. Under a tax allocation agreement dated as of June 30, 1997, however, the Company agreed to pay to Sonic Financial, in the event that additional federal income tax is determined to be due, an amount equal to the Company's separate federal income tax liability computed for all periods in which any member of the Sonic Group has been a member of Sonic Financial's consolidated group less amounts previously recorded by the Company. Also pursuant to such agreement, Sonic Financial agreed to indemnify the Company for any additional amount determined to be due from Sonic Financial's consolidated group in excess of the federal income tax liability of the Sonic Group for such periods. The tax allocation agreement establishes procedures with respect to tax adjustments, tax claims, tax refunds, tax credits and other tax attributes relating to periods ending prior to the time that the Sonic Group shall leave Sonic Financial's consolidated group.

     The Company acquired the Sonic Dealerships in the Reorganization pursuant to four separate stock subscription agreements (the "Subscription Agreements"). The Subscription Agreements provide for the acquisition of 100% of the capital stock or membership interests, as the case may be, of each of the Sonic Dealerships from Sonic Financial, Mr. Smith, the Egan Group and Scott Smith in exchange for certain amounts of the Company's issued and outstanding Class B Common Stock. See "Ownership of Capital Securities."


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Sonic's executive officers, directors and persons who own more than ten percent (10%) of Sonic's Voting Stock to file reports on ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Additionally, SEC regulations require that Sonic identify any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. To the Company's knowledge, based solely on review of reports furnished to it, all Section 16(a) filing requirements applicable to its executive officers, directors and more than 10% beneficial owners were complied with, except that Messrs. Bruton Smith, Scott Smith, Wright and Brooks inadvertently filed late their Form 3 initial statements of beneficial ownership of securities after the Company's initial public offering and Mr. Benton inadvertently filed late his Form 3 after his appointment as a director.


                                 OTHER MATTERS

     In the event that any matters other than those referred to in the accompanying Notice should properly come before and be considered at the Annual Meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

                           INCORPORATION BY REFERENCE

     The following documents of the Company filed with the Securities and Exchange Commission are hereby incorporated by reference:

   (i) the Company's financial statements included as part of the Company's Annual Report on Form 10-K for the year ended December 31, 1997;

   (ii) Exhibit 99.4 to the Company's Form 8-K/A filed July 24, 1998 (Unaudited Pro Forma Financial Statements reflecting the Business Combination of Sonic Automotive, Inc. and Clearwater Dealerships for the year ended December 31, 1997);

   (iii) Exhibit 99.2 to the Company's Form 8-K filed July 9, 1998 (Combined Financial Statements of the Hatfield Automotive Group as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997 (Audited) and as of March 31, 1998 and for the three months then ended (Unaudited)); and

   (iv) Exhibit 99.5 to the Company's Form 8-K/A Amendment No. 1 filed August 20, 1998 (Unaudited Pro Forma Financial Statements reflecting the Business Combination of Sonic Automotive, Inc. and Hatfield Dealerships for the year ended December 31, 1997 and as of March 31, 1998 and for the three months then ended).

                                                                      EXHIBIT A


           RESOLUTIONS CREATING CLASS A CONVERTIBLE PREFERRED STOCK

     RESOLVED, that, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by Section 4.06 of the Amended and Restated Certificate of Incorporation of the Corporation, there is hereby created a class of 300,000 shares of preferred stock, designated as Class A Convertible Preferred Stock, par value $0.10 per share, which shall be divided into 100,000 shares of Series I Convertible Preferred Stock, par value $0.10 per share (the "SERIES I PREFERRED STOCK"), 100,000 shares of Series II Convertible Preferred Stock, par value $0.10 per share (the "SERIES II PREFERRED STOCK"), and 100,000 shares of Series III Convertible Preferred Stock, par value $0.10 per share (the "SERIES III PREFERRED STOCK" and, together with the Series I Preferred Stock and the Series II Preferred Stock, collectively, the "CLASS A PREFERRED STOCK"). The Board of Directors reserves the right, at any time and from time to time, subject to the filing of a further Certificate or Certificates of Designation with respect thereto and to compliance with any other applicable legal requirements, to redivide or reclassify the Class A Preferred Stock into different numbers of shares of Series I Preferred Stock, Series II Preferred Stock and/or Series III Preferred Stock, or into other classes of preferred stock; PROVIDED, HOWEVER, that no such redivision or reclassification shall affect any shares of Series I Preferred Stock, Series II Preferred Stock or Series III Preferred Stock, as the case may be, then issued and outstanding. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Amended and Restated Certificate of Incorporation of the Corporation as in effect on the date hereof.

     The powers, preferences and rights, and the qualifications, limitations or restrictions, of each such Series of Class A Preferred Stock, in relation to the other such Series of Class A Preferred Stock and in relation to the Common Stock, shall be as follows:


SECTION 1. LIQUIDATION RIGHTS.

     (A) TREATMENT AT LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of each share of the Class A Preferred Stock shall, subject to the preferential rights, if any, of the holders of preferred stock other than the Class A Preferred Stock, be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes an amount, and no other amount, equal to $1,000 per share of Class A Preferred Stock. If the assets of the Corporation shall be insufficient to permit the payment in full to the holders of the Class A Preferred Stock of all amounts distributable to them under this Subsection 1(a) and to all other holders of preferred stock, if any, entitled to share in such assets with the holders of the Class A Preferred Stock, then the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of the Class A Preferred Stock and such other holders of preferred stock in proportion to the full preferential amount each such holder is otherwise entitled to receive. After such payments shall have been made in full to the holders of the Class A Preferred Stock and such other holders of preferred stock or funds necessary for such payments shall have been set aside by the Corporation in trust for the account of holders of Class A Preferred Stock and such other holders of preferred stock so as to be available for such payments, the remaining assets available for distribution shall be distributed among the holders of the Common Stock ratably in proportion to the number of shares of Common Stock held by them. Upon conversion of shares of Class A Preferred Stock into shares of Class A Common Stock pursuant to Section 2 below, the holder of such Class A Common Stock shall not be entitled to any preferential payment or distribution in case of any liquidation, dissolution or winding up, but shall share ratably as a holder of Class A Common Stock in any distribution of the assets of the Corporation to all the holders of Common Stock.

     (B) DISTRIBUTIONS OTHER THAN CASH. Whenever the distribution provided for in this Section 1 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property, as determined in good faith by the Board of Directors of the Corporation, which determination shall be final.

     SECTION 2. CONVERSION. The Class A Preferred Stock shall be convertible as follows:

     (A) RIGHT OF HOLDER TO CONVERT; CONVERSION AMOUNT.

     (i) DEFINITIONS. As used herein, the term "MARKET PRICE" shall mean the average of the daily closing prices for one share of Class A Common Stock for the twenty (20) consecutive trading days ending one (1) trading day immediately prior to the date of determination. The closing price for each day shall be the last regularly reported sales price, or in case no such reported sales took place on such day, the average of the last regularly reported bid and asked prices, in either case on the New York Stock Exchange or, if the shares of the Class A Common Stock are not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such shares are listed or admitted to trading, or, if such shares are not so listed or admitted to trading, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or through a similar organization if NASDAQ is no longer reporting such information. If shares of the Class A Common Stock are not listed or admitted to trading on any exchange or quoted through NASDAQ or any similar organization, the Market Price shall be deemed to be the fair value thereof determined in good faith by the Corporation's board of directors as expressed by a resolution of such board as of a date which is within fifteen days of the date as of which the determination is to be made, which determination shall be final. As used herein, the term "APPLICABLE CONVERSION AMOUNT" shall mean the Series I Conversion Amount, the Series II Conversion Amount or the Series III Conversion Amount (each as hereafter defined), as the case may be. As used herein, the term "BUSINESS DAY" shall mean a day other than a Saturday, a Sunday or a day in which banks are required to be closed in the State of North Carolina.

     (ii) SERIES I PREFERRED STOCK. Subject to the other provisions of this
Section 2, each share of Series I Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, on any business day after the date of issuance of such share, at the principal executive office of the Corporation or the designated office of any transfer agent for the Class A Preferred Stock, into such number (rounded to four decimal places) of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing $1,000 by the Market Price as of the date of conversion provided in the last sentence of
Section 2(b) below (such number of shares being the "SERIES I CONVERSION AMOUNT"). The right of conversion with respect to any shares of Series I Preferred Stock which shall have been called for redemption under Section 5 shall terminate at the close of business on the date of the mailing of the notice of redemption with respect thereto; provided, however, if the Corporation shall default in the payment of the redemption price on the redemption date fixed in such notice of redemption, such right of conversion shall continue.

     (iii) SERIES II PREFERRED STOCK. Subject to the other provisions of this
Section 2, each share of Series II Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, on any business day after the date of issuance of such share, at the principal executive office of the Corporation or the designated office of any transfer agent for the Class A Preferred Stock, into such number (rounded to four decimal places) of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing $1,000 by the Market Price as of the date of issuance of such share of Series II Preferred Stock (such number of shares being the "SERIES II CONVERSION AMOUNT"), subject to adjustment as provided in the following two sentences. If the Market Price as of the date of conversion (as provided in the last sentence of Section 2(b) below) of such share of Series II Preferred Stock is less than ninety percent (90%) of the Market Price as of the date of issuance of such share of Series II Preferred Stock, the Series II Conversion Amount shall be multiplied by a fraction, the numerator of which shall be an amount equal to ninety percent (90%) of such Market Price as of such date of issuance and the denominator of which shall be such Market Price as of such date of conversion, and the product obtained thereby shall be the Series II Conversion Amount. If the Market Price as of the date of conversion (as provided in the last sentence of Section 2(b) below) of such share of Series II Preferred Stock is more than one hundred ten percent (110%) of the Market Price as of the date of issuance of such share of Series II Preferred Stock, the Series II Conversion Amount shall be multiplied by a fraction, the numerator of which shall be an amount equal to one hundred ten percent (110%) of such Market Price as of such date of issuance and the denominator of which shall be such Market Price as of such date of conversion, and the product obtained thereby shall be the Series II Conversion Amount. The right of conversion with respect to any shares of Series II Preferred Stock which shall have been called for redemption under Section 5 shall terminate at the close of business on the date of the mailing of the notice of redemption with respect thereto; PROVIDED, HOWEVER, if the Corporation shall default in the payment of the redemption price on the redemption date fixed in such notice of redemption, such right of conversion shall continue.

     (iv) SERIES III PREFERRED STOCK. Subject to the other provisions of this
Section 2, each share of Series III Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, on any business day after the date of issuance of such share, at the principal executive office of the Corporation or the designated office of any transfer agent for the Class A Preferred Stock, into such number (rounded to four decimal places) of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing $1,000 by the Market Price as of the date of issuance of such shares of Series III Preferred Stock (such number of shares being the "SERIES III CONVERSION AMOUNT"), subject to adjustment as provided in the following two sentences. If the Market Price as of the date of conversion (as provided in the last sentence of Section 2(b) below) of such share of Series III Preferred Stock is less than the Market Price as of the date of issuance of such share of Series III Preferred Stock, the Series III Conversion Amount shall be multiplied by a fraction, the numerator of which shall be an amount equal to such Market Price as of such date of issuance and the denominator of which shall be such Market Price as of such date of conversion, and the product obtained thereby shall be the Series III Conversion Amount. If the Market Price as of the date of conversion (as provided in the last sentence of Section 2(b) below) of such share of Series III Preferred Stock is more than one hundred ten percent (110%) of the Market Price as of the date of issuance of such share of Series III Preferred Stock, the Series III Conversion Amount shall be multiplied by a fraction, the numerator of which shall be an amount equal to one hundred ten percent (110%) of such Market Price as of such date of issuance and the denominator of which shall be such Market Price as of such date of conversion, and the product obtained thereby shall be the Series III Conversion Amount. The right of conversion with respect to any shares of Series III Preferred Stock which shall have been called for redemption under Section 5 shall terminate at the close of business on the date of the mailing of the notice of redemption with respect thereto; provided, however, if the Corporation shall default in the payment of the redemption price on the redemption date fixed in such notice of redemption, such right of conversion shall continue.

     (v) CONVERSION CAP. Prior to the date on which holders of the Common Stock approve the issuance of the Class A Preferred Stock, the Corporation may not issue, upon the conversion of shares of the Class A Preferred Stock, more than 2,249,999 shares of Class A Common Stock in the aggregate (the "CONVERSION CAP AMOUNT"). In lieu of any shares of Class A Common Stock to which a holder of Class A Preferred Stock would otherwise be entitled upon conversion but for the Conversion Cap Amount (the "EXCESS CONVERSION COMMON SHARES"), the Corporation shall pay cash equal to the number of such Excess Conversion Common Shares multiplied by the Market Price in effect at the time of conversion.

     (vi) CONVERSION DURING FIRST YEAR. The right of any holder to convert any of such holder's shares of the Class A Preferred Stock during the one (1) year period commencing with the date of issuance of such Class A Preferred Stock shall be subject to the Corporation's right of optional redemption under
Section 5 hereof. The holder of such share of Class A Preferred Stock shall not exercise such holder's right to convert such share of Class A Preferred Stock during such one (1) year period unless such holder shall have first delivered to the Corporation, at its address at 5401 E. Independence Boulevard, Charlotte, North Carolina 28212, Attention: Chief Financial Officer, or at such other address as the Corporation may notify the holder in writing, written notice of such holder's intention to convert a specified number of shares of Class A Preferred Stock. For a period of ten (10) business days after receipt by the Corporation of such notice, the Corporation shall have the right to exercise its right of optional redemption under Section 5 hereof with respect to some or all of the shares of Class A Preferred Stock proposed to be converted by such holder. In the event that the Corporation shall not have exercised such right of redemption within such ten (10) business day period, such holder shall be entitled to convert such shares of Class A Preferred Stock in accordance with the mechanics set forth in Subsection 2(b) below.

     (B) MECHANICS OF OPTIONAL CONVERSIONS. In order for any holder of the Class A Preferred Stock to convert the same into full shares of Class A Common Stock pursuant to Subsection 2(a), such holder shall surrender the certificate or certificates therefor, duly endorsed, at the principal executive office of the Corporation or the designated office of any transfer agent for the Class A Preferred Stock, together with written notice to the Corporation at such office that such holder elects to convert the number of shares of Class A Preferred Stock set forth therein. No fractional shares of Class A Common Stock shall be issued upon conversion of the Class A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the Market Price as of the date of the conversion. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of the Class A Preferred Stock, and in the name or names shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock on such date.

     (C) MANDATORY CONVERSION AT THE OPTION OF THE CORPORATION. After the second anniversary of the date of its issuance, any share of the Class A Preferred Stock which has not been converted into Class A Common Stock shall be subject, at the option of the Corporation, to mandatory conversion as hereinafter provided. The Corporation may exercise its option to convert any such share of Class A Preferred Stock by giving notice in writing of such conversion to the holder of such share of Class A Preferred Stock (a "MANDATORY CONVERSION NOTICE") at such holder's address set forth in the books and records of the Corporation. Upon the giving of a Mandatory Conversion Notice with respect thereto, each such share of Class A Preferred Stock referred to in such Mandatory Conversion Notice shall automatically and without any further action on the part of the holder of such Class A Preferred Stock be converted into the number of shares (rounded to four decimal places) of fully paid and nonassessable Class A Common Stock based upon the Applicable Conversion Amount as of the date of such Mandatory Conversion Notice. Until surrendered in accordance with the provisions of Subsection 2(d) below, the certificate or certificates evidencing the shares of Class A Preferred Stock so converted shall be deemed to represent the applicable number of shares of Class A Common Stock into which such shares of Class A Preferred Stock have been so converted.

     (D) MECHANICS OF MANDATORY CONVERSION. Upon mandatory conversion pursuant to Subsection 2(c) above, the Corporation shall not be obligated to issue certificates evidencing the shares of Class A Common Stock issuable upon such conversion unless the certificate or certificates evidencing such share or shares of the Class A Preferred Stock being converted are either delivered to the Corporation or its designated transfer agent for the Class A Preferred Stock, or the holder notifies the Corporation or such transfer agent that such certificate or certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith and, if the Corporation so elects, provides an appropriate indemnity bond. Upon the mandatory conversion of one or more shares of the Class A Preferred Stock, the holder or holders of such Class A Preferred Stock shall surrender the certificates representing such shares at the principal executive office of the Corporation or of its designated transfer agent for the Class A Preferred Stock. Thereupon, there shall be issued and delivered to such holder or holders, promptly at such office and in the name or names as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Class A Common Stock into which the shares of the Class A Preferred Stock surrendered were convertible as of the date of the applicable Mandatory Conversion Notice. No fractional shares of Class A Common Stock shall be issued upon such mandatory conversion of the Class A Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the Market Price as of the date of conversion. The right of the Corporation to effectuate mandatory conversion of the Class A Preferred Stock may be exercised by the Corporation, in its discretion, as to any or all shares of Class A Preferred Stock held by any or all of the holders of the Class A Preferred Stock; and the exercise (or non-exercise) of such right by the Corporation with respect to any shares of Class A Preferred Stock held by one holder shall not in any way imply any obligation or duty of the Corporation to exercise (or not to exercise) such right with respect to any shares of Class A Preferred Stock held by any other holder.

     (E) ADJUSTMENTS FOR STOCK DIVIDENDS, STOCK DISTRIBUTIONS, SUBDIVISIONS, COMBINATIONS OR CONSOLIDATIONS OF COMMON STOCK. In the event that all the outstanding shares of Class A Common Stock shall be increased by way of stock dividend, stock distribution or subdivision, the Applicable Conversion Amount in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately increased. In the event that all the outstanding shares of Class A Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Class A Common Stock, the Applicable Conversion Amount in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately decreased.

     (F) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE, OR SUBSTITUTION. In the event that at any time or from time to time after the date of issuance of a share of Class A Preferred Stock, the Class A Common Stock issuable upon the conversion of such share of the Class A Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a merger, consolidation, or sale of assets provided for below), then and in each such event the holder of such share of Class A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Class A Common Stock into which such share of Class A Preferred Stock would have been converted immediately prior to such reorganization, reclassification, or change.

     (G) ADJUSTMENT FOR MERGER, CONSOLIDATION OR SALE OF ASSETS. In the event that at any time or from time to time after the date of issuance of a share of Class A Preferred Stock, the Corporation shall merge or consolidate with or into another entity or sell all or substantially all of its assets, such share of Class A Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Class A Common Stock deliverable upon conversion of such share of Class A Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions of this Section 2 set forth with respect to the rights and interest thereafter of the holders of Class A Preferred Stock, to the end that the provisions set forth in this Section 2 (including provisions with respect to changes in and other adjustments of the Applicable Conversion Amount) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Class A Preferred Stock.

     (H) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment pursuant to this Section 2, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each affected holder of Class A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

     (I) COMMON STOCK RESERVED. The Corporation shall reserve and keep available out of its authorized but unissued Class A Common Stock such number of shares of Class A Common Stock as shall from time to time be sufficient to effect conversion of the Class A Preferred Stock.


SECTION 3. VOTING RIGHTS.

     (A) NOTICE OF MEETING. Except as otherwise required by law or as hereinafter set forth, the holders of the Class A Preferred Stock shall be entitled to notice of any meeting of stockholders at which any matter is to be voted on by the holders of the Class A Common Stock.

     (B) VOTING. Except as otherwise required by law or as hereinafter set forth, the holders of the Class A Preferred Stock shall be entitled to vote with the holders of the Class A Common Stock on any matter which is to be voted on by the holders of the Class A Common Stock, whether such matter is to be voted on by the holders of the Class A Common Stock and the holders of the Class B Common Stock voting together as a single class, or by the holders of the Class A Common Stock voting separately as a class. Each holder of Class A Preferred Stock shall have that number of votes equal to the number of shares of Class A Common Stock into which the shares of Class A Preferred Stock held by such holder could be converted on the date for determination of stockholders entitled to vote at a meeting.

     With respect to all questions as to which, under law, stockholders are entitled to vote by classes, the Class A Preferred Stock shall vote together as a single class separately from the Common Stock.

SECTION 4. DIVIDEND RIGHTS. The holders of the Class A Preferred Stock shall have no preferential dividend rights. Subject to the preferential rights, if any, of the holders of preferred stock other than the Class A Preferred Stock, each holder of the Class A Preferred Stock shall be entitled to receive all dividends and other distributions of cash and other property as may be declared on the Class A Common Stock by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor, as if all shares of the Class A Preferred Stock held by such holder had been converted into the applicable number of shares of Class A Common Stock on the day any such dividend was declared.

SECTION 5. REDEMPTION. The Class A Preferred Stock shall be subject to optional redemption by the Corporation as follows:

     (A) RIGHT OF CORPORATION TO REDEEM; REDEMPTION PRICE.

     (i) SERIES I PREFERRED STOCK. Any share of the Series I Preferred Stock which has not been surrendered for optional conversion by the holder thereof and as to which the Corporation has not issued a Mandatory Conversion Notice may be redeemed by the Corporation, at the option of the Corporation, at any time after the date on which such share of Series I Preferred Stock was first issued at a redemption price equal to $1,000 per share.

     (ii) SERIES II PREFERRED STOCK. Any share of the Series II Preferred Stock which has not been surrendered for optional conversion by the holder thereof and as to which the Corporation has not issued a Mandatory Conversion Notice may be redeemed by the Corporation, at the option of the Corporation, at any time after the date on which such share of Series II Preferred Stock was first issued at a redemption price per share equal to (A) if the date of the mailing of the notice of redemption is on or before the second anniversary of the date of issuance of such share of Series II Preferred Stock, the greater of (I) $1,000 or (II) the Market Price as of the date of the mailing of such notice of redemption multiplied by the number of shares of Class A Common Stock into which such share of Series II Preferred Stock could be converted as of the date of the mailing of such notice of redemption, or (B) if the date of the mailing of the notice of redemption is after the second anniversary of the date of issuance of such share of Series II Preferred Stock, the Market Price as of the date of the mailing of such notice of redemption multiplied by the number of shares of Class A Common Stock into which such share of Series II Preferred Stock could be converted as of the date of the mailing of such notice of redemption.

     (iii) SERIES III PREFERRED STOCK. Any share of the Series III Preferred Stock which has not been surrendered for optional conversion by the holder thereof and as to which the Corporation has not issued a Mandatory Conversion Notice may be redeemed by the Corporation, at the option of the Corporation, at any time after the date on which such share of Series III Preferred Stock was first issued at a redemption price per share equal to (A) if the date of the mailing of the notice of redemption is on or before the second anniversary of the date of issuance of such share of Series III Preferred Stock, the greater of (I) $1,000 or (II) the Market Price as of the date of the mailing of such notice of redemption multiplied by the number of shares of Class A Common Stock into which such share of Series III Preferred Stock could be converted as of the date of the mailing of such notice of redemption, or (B) if the date of the mailing of the notice of redemption is after the second anniversary of the date of issuance of such share of Series III Preferred Stock, the Market Price as of the date of the mailing of such notice of redemption multiplied by the number of shares of Class A Common Stock into which such share of Series III Preferred Stock could be converted as of the date of the mailing of such notice of redemption.

     (B) NOTICE OF REDEMPTION. Notice of redemption shall be sent by first class mail, postage prepaid, to the holder of record of the Class A Preferred Stock to be redeemed, not less than 30 days nor more than 60 days prior to the redemption date set forth therein, at its address as it appears on the books of the Corporation. Such notice shall set forth (i) the date and place of redemption; and (ii) the number of shares to be redeemed and the redemption price with respect thereto. In the event that a notice of redemption is given under this Subsection 5(b), the Corporation shall be obligated to redeem the Class A Preferred Stock on the date and in the amounts set forth in the notice.


     (C) If, on or before a redemption date, the funds necessary for such redemption shall have been set aside by the Corporation and deposited with a bank or trust company, in trust for the pro rata benefit of the holders of the Class A Preferred Stock that has been called for redemption, then, notwithstanding that any certificates for shares that have been called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding from and after such redemption date, and all rights of holders of such shares so called for redemption shall forthwith, after such redemption date, cease and terminate with respect to such shares, excepting only the right to receive the redemption funds therefor to which they are entitled, but without interest. Any interest accrued on funds so deposited and unclaimed by stockholders entitled thereto shall be paid to such stockholders at the time their respective shares are redeemed or to the Corporation at the time unclaimed amounts are paid to it.

     (D) The right of the Corporation to redeem the Class A Preferred Stock may be exercised by the Corporation, in its discretion, as to any or all shares of Class A Preferred Stock held by any or all of the holders of the Class A Preferred Stock; and the exercise (or non-exercise) of such right by the Corporation with respect to any shares of Class A Preferred Stock held by one holder shall not in any way imply any obligation or duty of the Corporation to exercise (or not to exercise) such right with respect to any shares of Class A Preferred Stock held by any other holders.

SECTION 7. WAIVER. Except to the extent prohibited by applicable law, the Corporation may waive any right it may have hereunder. Any such waiver shall be in writing; and no waiver of (or failure to waive) any such right by the Corporation in any one instance shall constitute a waiver (or non-waiver) by the Corporation of a similar or other right in any other instance.

SECTION 8. RESIDUAL RIGHTS. Subject to the preferential rights, if any, of the holders of preferred stock other than the Class A Preferred Stock, all rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

********************************************************************************
                                    APPENDIX

                            SONIC AUTOMOTIVE, INC.
PROXY                         CHARLOTTE, NORTH CAROLINA

[THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SONIC AUTOMOTIVE, INC.]

The undersigned hereby appoints Mr. Theodore M. Wright and Mr. William R. Brooks as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of the Voting Stock of Sonic Automotive, Inc. held of record by the undersigned on October 23, 1998, at the Annual Meeting of Stockholders to be held on December 3, 1998 or any adjournment thereof.

1. ELECTION OF DIRECTORS

Nominees: William P. Benton, William I. Belk and Bryan Scott Smith (Mark only one of the following boxes.)

     [ ] VOTE FOR all nominees listed above, except vote withheld as to the following nominee (if any): _______________________________________

     [ ] VOTE WITHHELD as to all nominees

2. APPROVAL OF AMENDMENT OF SONIC EMPLOYEE STOCK PURCHASE PLAN
     [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

3. APPROVAL OF SONIC FORMULA STOCK OPTION PLAN FOR INDEPENDENT DIRECTORS
     [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

4. APPROVAL AND RATIFICATION OF ISSUANCE OF CLASS A PREFERRED STOCK
     [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

5. RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP
     [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                 PLEASE MARK, SIGN BELOW, DATE AND RETURN THIS
                   PROXY PROMPTLY IN THE ENVELOPE FURNISHED.

Please sign exactly as name appears below.

When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
                           Class A Common Stock Shares: _______________________
                           Class B Common Stock Shares: _______________________
                           Class A Preferred Stock:

                            Series I Preferred Stock Shares: __________________ Series II Preferred Stock Shares: _________________ Series III Preferred Stock Shares: ________________
                           Dated: ______________________________________ , 1998
                           Signature: _________________________________________
                            Printed Name: _____________________________________
                           Signature, if held jointly: ________________________
                            Printed Name: _____________________________________

                           [ ] Please mark here if you intend to attend the
                               Meeting of Stockholders.